The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell the notes and are not soliciting an offer to buy the notes in any jurisdiction where the offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(5)
 Registration Statement No. 333-235649
Subject to Completion
Preliminary Prospectus Supplement, dated December 8, 2020
PROSPECTUS SUPPLEMENT
(To prospectus dated December 20, 2019)
$
Cboe Global Markets, Inc.
% Senior Notes due 2030
We are offering $             aggregate principal amount of    % Senior Notes due 2030 (the “notes”). We will pay interest on the notes semi-annually in arrears on      and      of each year, commencing on           , 2021. The notes will mature on           , 2030, unless earlier repurchased or redeemed.
We have the option to redeem some or all of the notes at any time and from time to time at the applicable redemption prices described under the heading “Description of Notes — Optional Redemption.” If a “Change of Control Triggering Event” (as defined in this prospectus supplement) occurs, we will be required to offer to repurchase the notes at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase. See “Description of Notes — Change of Control.”
The notes will be our senior unsecured obligations, will rank equal in right of payment with all our other existing and future senior unsecured debt from time to time outstanding, will be effectively junior to our secured indebtedness, to the extent of the value of the assets securing such indebtedness, and will be structurally subordinated to the secured and unsecured debt of our subsidiaries. The notes will be issued in fully registered form in denominations of $2,000 and in integral multiples of $1,000 in excess thereof.
The notes are a new issue of securities with no established trading market and we cannot provide any assurances that an active public market for the notes will develop or be maintained. We do not intend to apply to list the notes on any securities exchange or to have the notes quoted on any automated quotation system.
Investing in the notes involves risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement and the “Risk Factors” sections of our Annual Report on Form 10-K for the year ended December 31, 2019 and our subsequent Quarterly Reports on Form 10-Q and elsewhere in our filings with the Securities and Exchange Commission for a discussion of factors you should consider before deciding to invest in the notes.
	Per Note	Total
Public offering price(1)	%	$
Underwriting discount	%	$
Proceeds (before expenses) to us(1)	%	$

(1)
Plus accrued interest, if any, from December   , 2020, if settlement occurs after that date.

Neither the Securities and Exchange Commission, any state securities commission or any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
The notes will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Euroclear Bank SA/NV and Clearstream Banking S.A., on or about December   , 2020.
Joint Book-Running Managers
BofA Securities	Barclays	Deutsche Bank Securities
The date of this prospectus supplement is December   , 2020.

Prospectus Supplement
Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
We provide information to you about this offering in two separate documents. The accompanying prospectus provides general information about us and the securities we may offer from time to time, some of which may not apply to this offering. This prospectus supplement describes the specific details regarding this offering and the notes offered hereby. Additional information is incorporated by reference in this prospectus supplement. See “Where You Can Find More Information.” If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement.
We have not, and the underwriters have not, authorized anyone to provide you with information other than the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, any related free writing prospectus we authorize that supplements this prospectus supplement, and the other information to which we refer you. Neither we nor the underwriters take responsibility for, and provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since those respective dates. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any notes by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.
Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the Prospectus Regulation (as defined below). This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in any Member State of the European Economic Area (the “EEA”) or in the United Kingdom (each, a “Relevant State”) will only be made to a legal entity which is a qualified investor under the Prospectus Regulation (“Qualified Investors”). Accordingly any person making or intending to make an offer in that Relevant State of notes which are the subject of the offering contemplated in this prospectus supplement and the accompanying prospectus may only do so with respect to Qualified Investors. Neither we nor the underwriters have authorized, nor do we or they authorize, the making of any offer of notes other than to Qualified Investors. The expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
PROHIBITION OF SALES TO EEA AND UNITED KINGDOM RETAIL INVESTORS — The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA or in the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation. Consequently no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA or in the United Kingdom has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA or in the United Kingdom may be unlawful under the PRIIPs Regulation.
The communication of this prospectus supplement, the accompanying prospectus and any other document or materials relating to the issue of the notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”). This prospectus supplement, the accompanying prospectus and any other document or materials relating to the issue of notes offered hereby are for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and

S-ii

Markets Act 2000) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement and the accompanying prospectus and any of their contents are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate is available only to relevant persons and will be engaged in only with relevant persons. Throughout this prospectus supplement, references to Regulations or Directives include, in relation to the United Kingdom, those Regulations or Directives as they form part of United Kingdom domestic law by virtue of the European Union (Withdrawal) Act 2018 or have been implemented in United Kingdom domestic law, as appropriate.
As used in this prospectus supplement, unless stated otherwise or the context requires otherwise, “Cboe Global Markets,” the “Company,” “we,” “us” and “our” refer to Cboe Global Markets, Inc. and its consolidated subsidiaries.

S-iii

FORWARD-LOOKING STATEMENTS
This prospectus supplement and the documents incorporated and deemed to be incorporated by reference in this prospectus supplement, the accompanying prospectus and related free writing prospectus contain or may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are subject to the safe harbor provisions of those sections. You can identify these statements by forward-looking words such as “may,” “might,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” and the negative of these terms and other comparable terminology. All statements that reflect our expectations, assumptions or projections about the future other than statements of historical fact are forward-looking statements. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from that expressed or implied by the forward-looking statements.
While we believe we have identified the risks that are material to us, these risks and uncertainties are not exhaustive. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.
Some factors that could cause actual results to differ include:
•
the impact of the novel coronavirus (“COVID-19”) pandemic, including changes to trading behavior broadly in the market;

•
the loss of our right to exclusively list and trade certain index options and futures products;

•
economic, political and market conditions;

•
compliance with legal and regulatory obligations;

•
price competition and consolidation in our industry;

•
decreases in trading or clearing volumes, market data fees or a shift in the mix of products traded on our exchanges;

•
legislative or regulatory changes;

•
our ability to protect our systems and communication networks from security risks, cybersecurity risks, insider threats and unauthorized disclosure of confidential information;

•
increasing competition by foreign and domestic entities;

•
our dependence on and exposure to risk from third parties;

•
fluctuations to currency exchange rates;

•
our index providers’ ability to maintain the quality and integrity of their indices and to perform under our agreements;

•
our ability to operate our business without violating the intellectual property rights of others and the costs associated with protecting our intellectual property rights;

•
our ability to attract and retain skilled management and other personnel;

•
our ability to minimize the risks, including our credit and default risks, associated with operating a European clearinghouse;

•
our ability to accommodate trading and clearing volume and transaction traffic, including significant increases, without failure or degradation of performance of our systems;

•
misconduct by those who use our markets or our products or for whom we clear transactions;

S-iv

•
challenges to our use of open source software code;

•
our ability to meet our compliance obligations, including managing potential conflicts between our regulatory responsibilities and our for-profit status;

•
damage to our reputation;

•
the ability of our compliance and risk management methods to effectively monitor and manage our risks;

•
our ability to manage our growth and strategic acquisitions or alliances effectively;

•
restrictions imposed by our debt obligations and our ability to make payments on or refinance our debt obligations;

•
our ability to maintain an investment grade credit rating;

•
impairment of our goodwill, long-lived assets, investments or intangible assets; and

•
the accuracy of our estimates and expectations.

For a detailed discussion of these and other factors that might affect our performance, see the information described under “Risk Factors” of this prospectus supplement and our Annual Report on Form 10-K for the year ended December 31, 2019 and our subsequent Quarterly Reports on Form 10-Q and elsewhere in our filings with the Securities and Exchange Commission (the “SEC”). We do not undertake, and expressly disclaim, any duty to update any forward-looking statement whether as a result of new information, future events or otherwise, except as required by law. We caution you not to place undue reliance on the forward-looking statements, which speak only as of the date of this filing.

S-v

SUMMARY
The following summary information is qualified in its entirety by the information contained elsewhere in this prospectus supplement and the accompanying prospectus, including the documents we have incorporated by reference, and in the indenture as described under “Description of Notes.” Because this is a summary, it does not contain all the information that may be important to you. Before making an investment decision, we urge you to carefully read this entire prospectus supplement, the accompanying prospectus and the information incorporated by reference, including the consolidated financial statements of Cboe Global Markets and the accompanying notes and the information described or referred to under “Risk Factors.”
Cboe Global Markets
Cboe Global Markets, Inc. provides cutting-edge trading and investment solutions to investors around the world. We are committed to defining markets through product innovation, leading edge technology and seamless trading solutions.
We offer trading across a diverse range of products in multiple asset classes and geographies, including options, futures, U.S., Canadian and European equities, exchange-traded products (“ETPs”), global foreign exchange (“FX”) and volatility products based on the VIX Index, recognized as the world’s premier gauge of U.S. equity market volatility.
Our subsidiaries include the largest options exchange and the third largest stock exchange operator in the U.S. In addition, we operate one of the largest stock exchanges by value traded in Europe, and own European Central Counterparty N.V., a leading pan-European equities clearinghouse. We are also a leading market globally for ETP listings and trading.
Our principal executive offices are located at 400 South LaSalle Street, Chicago, Illinois 60605, and our telephone number is (312) 786-5600. Our website is www.cboe.com. Information contained on or accessible through our website is not a part of this prospectus supplement or the accompanying prospectus, other than documents that we file with the SEC and incorporate by reference into this prospectus supplement and the accompanying prospectus. For additional information concerning Cboe Global Markets, please see our Annual Report on Form 10-K for the year ended December 31, 2019 and our subsequent Quarterly Reports on Form 10-Q, as well as the other information incorporated by reference into this prospectus supplement. See “Where You Can Find More Information.”

The Offering
Issuer
Cboe Global Markets, Inc., a Delaware corporation.
Securities offered
$      million aggregate principal amount of    % Senior Notes due 2030.
Maturity date
The notes will mature on          , 2030.
Interest payment dates
We will pay interest on the notes semi-annually in arrears on          and          of each year, commencing on               , 2021.
Interest rate
The notes will bear interest at    % per year.
Optional redemption
We may redeem the notes, in whole or in part, at any time and from time to time prior to          , 2030 (the date that is three months prior to their maturity date) at a redemption price equal to the greater of (1) 100% of the principal amount of the notes to be redeemed and (2) a make-whole redemption price determined by using a discount rate equal to the applicable treasury rate plus        basis points, plus, in each case, accrued and unpaid interest, if any, to, but excluding, the date of redemption. See “Description of Notes — Optional Redemption.”
On or after          , 2030 (the date that is three months prior to their maturity date), the notes may be redeemed at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption. See “Description of Notes — Optional Redemption.”
Change of control offer
If we experience a “Change of Control Triggering Event” (as defined in “Description of Notes — Change of Control”), we will be required, unless we have exercised our option to redeem the notes in whole, to offer to repurchase the notes at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase. See “Description of Notes — Change of Control.”
Certain covenants
The indenture governing the notes contains certain restrictions, including a limitation that restricts our ability and the ability of certain of our subsidiaries to create or incur secured debt. Certain sale and leaseback transactions are similarly limited. See “Description of Notes — Certain Restrictive Covenants.”
Ranking
The notes will be our senior unsecured obligations, will rank equal in right of payment with all our other existing and future senior unsecured debt, including all other unsubordinated notes issued under the indenture, from time to time outstanding, will be effectively junior to our secured indebtedness, to the extent of the value of the assets securing such indebtedness, and will be structurally subordinated to the secured and unsecured debt of our subsidiaries. The notes will be exclusively our obligation, and not the obligation of any of our subsidiaries. See “Description of Notes — Ranking.”
Form and denomination
The notes will be issued in fully registered form in denominations of $2,000 and in integral multiples of $1,000 in excess thereof.

DTC eligibility
The notes will be represented by global certificates deposited with, or on behalf of, The Depository Trust Company, or its nominee. See “Description of Notes — Book-Entry System.”
Use of proceeds
We expect to receive net proceeds, after deducting the underwriting discount and estimated offering expenses, of approximately $      million from this offering. We intend to use the net proceeds from this offering to finance the previously announced acquisition of BIDS Trading, repay a portion of amounts outstanding under our term loan facility and all outstanding indebtedness under our revolving credit facility and the remainder for general corporate purposes, which may include the financing of future acquisitions or the repayment of other outstanding indebtedness. See “Use of Proceeds.”
No listing of the notes
We do not intend to apply to list the notes on any securities exchange or to have the notes quoted on any automated quotation system.
Conflicts of interest
At the conclusion of the acquisition of BIDS Trading, certain of the underwriters or their affiliates may become affiliates of the issuer, as defined in Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121, and may receive more than 5% of the proceeds of this offering, not including underwriting compensation. In addition, certain of the underwriters or their affiliates are lenders under our term loan facility, our revolving credit facility, and/or the EuroCCP credit facility, and we intend to use the net proceeds from this offering to, among other things, repay a portion of amounts outstanding under our term loan facility and all amounts outstanding under our revolving credit facility. Accordingly, such underwriters would have a “conflict of interest,” as defined in FINRA Rule 5121. In such event, this offering will be conducted in accordance with FINRA Rule 5121. No underwriter having a conflict of interest will confirm sales to accounts over which discretionary authority is exercised without the prior written consent of the accountholder. In accordance with FINRA Rule 5121, a “qualified independent underwriter” is not required because the notes offered are “investment grade rated,” as that term is defined in FINRA Rule 5121. See “Underwriting (Conflicts of Interest) — Conflicts of Interest.”
Governing law
The indenture is, and the notes will be, governed by the laws of the State of New York.
Trustee, registrar and paying agent
Wells Fargo Bank, National Association.
Risk factors
See “Risk Factors” beginning on page S- 6 of this prospectus supplement and the “Risk Factors” sections of our Annual Report on Form 10-K for the year ended December 31, 2019 and our subsequent Quarterly Reports on Form 10-Q and elsewhere in our filings with the SEC for a discussion of factors you should carefully consider before deciding to invest in the notes.

Summary Selected Historical Consolidated Financial Data
The following tables set forth the summary selected historical consolidated financial data for Cboe Global Markets, Inc. and its consolidated subsidiaries. The summary selected historical consolidated financial data as of December 31, 2019 and for the years ended December 31, 2019, 2018 and 2017 have been derived from our audited consolidated financial statements and related notes contained in our Annual Report on Form 10-K for the year ended December 31, 2019, which are incorporated by reference into this prospectus supplement. The summary selected historical consolidated financial data as of September 30, 2020 and for the nine months ended September 30, 2020 and 2019 have been derived from our unaudited condensed consolidated financial statements and related notes contained in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2020, which is incorporated by reference into this prospectus supplement. Our unaudited interim condensed consolidated financial statements have been prepared on a basis consistent with our audited consolidated financial statements and reflect all adjustments that our management considers necessary for the fair presentation of our financial position and results of operations as of September 30, 2020 and for the nine months ended September 30, 2020 and 2019 in accordance with United States generally accepted accounting principles (“GAAP”). Historical results are not necessarily indicative of the results that may be expected for any future period. Results for the nine months ended September 30, 2020 are not necessarily indicative of results for the full year.
This summary selected historical consolidated financial data should be read in conjunction with our audited consolidated financial statements, the notes related thereto and the related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K for the year ended December 31, 2019 and our unaudited condensed consolidated financial statements, the notes related thereto and the related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2020. See “Where You Can Find More Information.”
	Nine Months Ended September 30,		Year Ended December 31,
	2020	2019	2019	2018	2017(1)
	(in millions)
Income Statement Data:
Revenues:
Transaction and clearing fees	$1,825.3	$1,322.0	$1,716.2	$1,986.9	$1,564.9
Access and capacity fees	174.0	164.6	221.9	211.0	181.6
Market data fees	174.4	159.7	213.5	204.0	164.5
Regulatory fees	379.3	226.5	311.7	333.9	291.5
Other revenue	29.9	24.7	32.8	33.0	26.6
Total revenues	2,582.9	1,897.5	2,496.1	2,768.8	2,229.1
Cost of Revenues:
Liquidity payments	1,167.4	749.2	964.7	1,113.0	849.7
Routing and clearing	48.6	27.7	35.8	39.1	37.6
Section 31 fees(2)	351.8	197.9	271.4	302.4	260.0
Royalty fees	64.4	65.8	86.8	97.4	86.2
Other	3.5	0.3	0.5	—	—
Total cost of revenues	1,635.7	1,040.9	1,359.2	1,551.9	1,233.5
Revenues less cost of revenues	947.2	856.6	1,136.9	1,216.9	995.6
Operating expenses:
Compensation and benefits	167.4	150.0	199.0	228.8	201.4
Depreciation and amortization	118.0	133.8	176.6	204.0	192.2

	Nine Months Ended September 30,		Year Ended December 31,
	2020	2019	2019	2018	2017(1)
	(in millions)
Technology support services	39.5	34.3	46.2	47.9	42.1
Professional fees and outside services	43.0	52.9	68.3	68.3	66.0
Travel and promotional expenses	4.2	8.3	11.9	13.0	17.2
Facilities costs	12.7	7.8	11.0	11.5	10.3
Acquisition-related costs	16.4	39.8	48.5	30.0	84.4
Other expenses	18.6	11.7	38.2	14.0	10.1
Total operating expenses	419.8	438.6	599.7	617.5	623.7
Operating income	527.4	418.0	537.2	599.4	371.9
Non-operating (expenses) income:
Interest expense, net	(24.1)	(28.1)	(35.9)	(38.2)	(41.3)
Other income (expense), net	34.2	(2.7)	0.1	10.0	3.8
Income before income tax provision (benefit)	537.5	387.2	501.4	571.2	334.4
Income tax provision	156.6	102.7	130.6	146.0	(66.2)
Net income	380.9	284.5	370.8	425.2	400.6
Net loss attributable to redeemable noncontrolling interest	—	4.1	4.1	1.3	1.1
Net income excluding redeemable noncontrolling interest	380.9	288.6	374.9	426.5	401.7
Change in redemption value of redeemable noncontrolling interest	—	(0.5)	(0.5)	(1.3)	(1.1)
Net income allocated to participating securities	(1.0)	(1.5)	(1.7)	(3.1)	(3.9)
Net income allocated to common stockholders	$379.9	$286.6	$372.7	$422.1	$396.7

	As of September 30,	As of December 31,
	2020	2019
	(in millions)
Balance Sheet Data:
Total assets	$6,076.8	$5,113.9
Total liabilities	2,732.3	1,758.3
Total stockholders’ equity	3,344.5	3,355.6

(1)
Includes the results of Bats Global Markets, Inc. (n/k/a Cboe Bats, LLC) from the date of acquisition on February 28, 2017.

(2)
As national securities exchanges, Cboe Exchange, Inc., Cboe C2 Exchange, Inc., Cboe BZX Exchange, Inc., Cboe BYX Exchange, Inc., Cboe EDGX Exchange, Inc. and Cboe EDGA Exchange, Inc. (the “Exchanges”) are assessed fees pursuant to Section 31 of the Exchange Act. Consistent with industry practice, the Section 31 fees charged to customers are based on the fee set by the SEC per notional value of U.S. equities exchange transactions and per round turn of Options transactions executed on Cboe Global Markets’ U.S. securities markets. Section 31 fees are calculated and billed monthly and are recognized in the North American Equities and Options segments.

RISK FACTORS
An investment in the notes involves risk. Prior to making a decision about investing in the notes, and in consultation with your own financial and legal advisors, you should carefully consider the following risk factors regarding the notes and this offering, as well as the risk factors incorporated by reference in this prospectus supplement from our Annual Report on Form 10-K for the year ended December 31, 2019 and our subsequent Quarterly Reports on Form 10-Q under the heading “Risk Factors” and other filings we may make from time to time with the SEC. You should also refer to the other information in this prospectus supplement and the accompanying prospectus, including our financial statements and the related notes incorporated by reference. Additional risks and uncertainties that are not yet identified may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.
Risks Relating to this Offering and the Notes
The notes are subject to prior claims of any secured creditors and the creditors of our subsidiaries and if a default occurs we may not have sufficient funds to fulfill our obligations under the notes.
The notes are Cboe Global Markets’ unsecured general obligations, ranking equal in right of payment with our other existing and future senior unsecured debt (including our 3.650% Senior Notes due 2027 and our term loan and revolver borrowings), but effectively junior to any senior secured debt and the debt and other liabilities of our subsidiaries (including the EuroCCP credit facility). The indenture governing the notes permits us and our subsidiaries to incur secured debt under specified circumstances. If we incur any secured debt, our assets and the assets of our subsidiaries will be subject to prior claims by our secured creditors. In the event of our bankruptcy, liquidation, reorganization or other winding up, assets that secure debt will be available to pay obligations on the notes only after all debt secured by those assets has been repaid in full. Unless we are required to secure the notes, holders of the notes will participate in our remaining assets ratably with all of our unsecured and unsubordinated creditors, including our trade creditors.
If we incur any additional obligations that rank equally with the notes, including trade payables, the holders of those obligations will be entitled to share ratably with the holders of the notes in any proceeds distributed upon our insolvency, liquidation, reorganization, dissolution or other winding up. This may have the effect of reducing the amount of proceeds paid to you. If there are not sufficient assets remaining to pay all these creditors, all or a portion of the notes then outstanding would remain unpaid.
The indenture does not limit the amount of debt we may incur or restrict our ability to engage in other transactions that may adversely affect holders of our notes.
The indenture under which the notes will be issued does not limit the amount of debt that we may incur. The indenture does not contain any financial covenants or other provisions that would afford the holders of the notes any substantial protection in the event we participate in a highly leveraged transaction. In addition, the indenture does not limit our ability to pay dividends, make distributions or repurchase shares of our common stock. Any such transaction could adversely affect you.
We depend on cash flow of our subsidiaries to make payments on our securities.
As a holding company with no significant business operations of its own, Cboe Global Markets depends entirely on loans, dividends and distributions, if any, it may receive from its subsidiaries to meet its obligations and pay dividends to its stockholders. Our subsidiaries conduct substantially all of our consolidated operations and own substantially all of our consolidated assets. Consequently, our cash flow and our ability to meet our debt service obligations depend almost entirely upon the cash flow of our subsidiaries and the payment of funds by the subsidiaries to us in the form of loans, dividends or otherwise. Our subsidiaries are not obligated to make funds available to us for payment of the notes or otherwise. In addition, their ability to make any payments will depend on their earnings, the terms of their debt, business and tax considerations and legal restrictions. The notes will effectively rank junior to all liabilities of our subsidiaries. In the event of a bankruptcy, liquidation or dissolution of a subsidiary and following payment of its liabilities, the subsidiary may not have sufficient assets remaining to make payments to us as a stockholder or otherwise.

An active trading market for the notes may not develop.
The notes are a new issue of securities with no established trading market and we cannot provide any assurances that an active public market for the notes will develop or be maintained. We do not intend to apply to list the notes on any securities exchange or to have the notes quoted on any automated quotation system. If a trading market does not develop or is not maintained, you may find it difficult or impossible to resell your notes. Further, there can be no assurance as to the liquidity of any market that may develop for such notes, your ability to sell such notes or the price at which you will be able to sell such notes. Future trading prices of the notes will depend on many factors, including prevailing interest rates, our financial condition and results of operations, the then-current ratings assigned to the notes and the markets for similar securities. Any trading market that develops would be affected by many factors independent of and in addition to the foregoing, including:
•
the time remaining to the maturity of the notes;

•
the outstanding amount of the notes;

•
the terms related to optional redemption of the notes; and

•
the level, direction and volatility of market interest rates generally.

The underwriters have advised us that they currently intend to make a market in the notes, but they are not obligated to do so and may cease market-making at any time without notice.
Ratings of the notes could be lowered or withdrawn in the future and adversely affect the trading price and liquidity of the notes.
We expect that the notes will be rated by two or more nationally recognized statistical rating organizations. A rating is not a recommendation to purchase, hold or sell debt securities, since a rating does not predict the market price of a particular security or its suitability for a particular investor. Any rating organization that rates the notes may lower our rating or decide not to rate the notes in its sole discretion. The ratings of the notes will be based primarily on the rating organization’s assessment of the likelihood of timely payment of interest when due and the payment of principal on the maturity date. Any downgrade or withdrawal of a rating by a rating organization that rates the notes could have an adverse effect on the trading price or liquidity of the notes.
We may choose to redeem the notes prior to maturity, which may adversely affect your return.
We may redeem some or all of the notes at any time. See “Description of Notes — Optional Redemption.” If prevailing interest rates are lower at the time of redemption, you may not be able to reinvest the redemption proceeds in a comparable security at an interest rate as high as the interest rate of the notes being redeemed.
An increase in market interest rates could result in a decrease in the value of the notes.
In general, as market interest rates rise, notes bearing interest at a fixed rate decline in value because the premium, if any, over market interest rates will decline. Consequently, if you purchase the notes and market interest rates increase, the market value of your notes may decline. We cannot predict the future level of market interest rates.
The change of control triggering event provision in the notes provides only limited protection against significant events that could negatively impact the value of your notes.
As described under “Description of Notes — Change of Control,” upon the occurrence of a change of control triggering event with respect to the notes, we will be required to offer to repurchase the notes at 101% of their principal amount plus accrued and unpaid interest, if any, to, but excluding, the repurchase date, unless the notes have already been called for redemption. However, the definition of the term “Change of Control Triggering Event” is limited and does not cover a variety of transactions (such as certain highly leveraged transactions, reorganizations, restructurings, mergers or similar transactions) that could negatively impact the value of your notes. For a change of control triggering event to occur, there must be both a change of control and a ratings downgrade to below investment grade (as defined in the indenture) by each of the two rating agencies. As such, if we enter into a significant corporate transaction that negatively impacts the value of your notes, but which does not constitute a change of control triggering event, you would not have any rights to require us to repurchase the notes prior to their maturity or to otherwise seek any remedies.
In addition, the definition of the term “Change of Control” includes a phrase relating to the sale of “all or substantially all” of the properties and assets of us and our subsidiaries, taken as a whole. There is no precise established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase its notes as a result of a sale of less than all of our properties and assets may be uncertain.
We may not be able to repurchase all of the notes upon a change of control triggering event or repay all of the notes in the event of acceleration.
We will be required to offer to repurchase the notes upon the occurrence of a change of control triggering event as provided in the indenture governing the notes. However, we may not have sufficient funds to repurchase the notes in cash at such time. In addition, our ability to repurchase the notes for cash may be limited by law or the terms of other agreements relating to our debt outstanding at the time. The failure to make such repurchase would result in a default under the notes. Additionally, we may not have sufficient funds to repay the notes in the event of an acceleration following an event of default. Further, any such failure to repurchase or repay the notes may result in an event of default under certain of our other financing agreements.

USE OF PROCEEDS
We expect to receive net proceeds, after deducting the underwriting discount and estimated offering expenses, of approximately $      million from this offering. We intend to use the net proceeds from this offering to finance the previously announced acquisition of BIDS Trading, repay a portion of amounts outstanding under our term loan facility and all outstanding indebtedness under our revolving credit facility and the remainder for general corporate purposes, which may include the financing of future acquisitions or the repayment of other outstanding indebtedness. The term loan facility matures on December 15, 2021 and bears interest at either a specified base rate or LIBOR, plus an applicable margin based on our credit rating, or 1.15% as of September 30, 2020. The revolving credit facility matures on December 15, 2021 and bears interest at either a specified base rate or LIBOR, plus an applicable margin based on our credit rating, or 1.27% as of September 30, 2020. Pending final use, we may invest the net proceeds from this offering in short-term marketable securities.
At the conclusion of the acquisition of BIDS Trading, certain of the underwriters or their affiliates may become affiliates of the issuer, as defined in FINRA Rule 5121, and may receive more than 5% of the proceeds of this offering, not including underwriting compensation. In addition, certain of the underwriters or their affiliates are lenders under our term loan facility, our revolving credit facility, and/or the EuroCCP credit facility, and we intend to use the net proceeds from this offering to, among other things, repay a portion of amounts outstanding under our term loan facility and all amounts outstanding under our revolving credit facility. Accordingly, such underwriters would have a “conflict of interest,” as defined in FINRA Rule 5121. In such event, this offering will be conducted in accordance with FINRA Rule 5121. No underwriter having a conflict of interest will confirm sales to accounts over which discretionary authority is exercised without the prior written consent of the accountholder. In accordance with FINRA Rule 5121, a “qualified independent underwriter” is not required because the notes offered are “investment grade rated,” as that term is defined in FINRA Rule 5121. See “Underwriting (Conflicts of Interest) — Conflicts of Interest.”

CAPITALIZATION
The following table sets forth our cash and cash equivalents and capitalization as of September 30, 2020 (1) on an actual basis and (2) on an as adjusted basis to give effect to this offering and the use of proceeds from this offering to repay a portion of amounts outstanding under our term loan facility and all amounts outstanding under our revolving credit facility. The following table does not give effect to the previously announced acquisition of BIDS Trading. See “Use of Proceeds.”
You should read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements, the related notes and other financial information contained in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2020, which is incorporated by reference into this prospectus supplement.
	As of September 30, 2020
	Actual	As adjusted
	(unaudited, in millions)
Cash and cash equivalents	$212.7	$
Long-term debt
Term loan facility	$223.4	$
Revolving credit facility	70.0
EuroCCP credit facility	—		—
3.650% Senior Notes due 2027(1)	645.7		645.7
Notes offered hereby	—
Total long-term debt	939.1
Total Cboe Global Markets stockholders’ equity	3,344.5		3,344.5
Total capitalization	$4,283.6	$

(1)
Total debt is presented net of unamortized debt issuance costs. In accordance with Accounting Standards Update 2015-03, Interest — Imputation of Interest, debt issuance costs are presented as a direct deduction from the carrying amount of the related debt liability.

DESCRIPTION OF NOTES
The notes will be issued under the indenture between us and Wells Fargo Bank, National Association, as trustee (the “trustee”), dated as of January 12, 2017, as amended or supplemented from time to time (the “indenture”). The following discussion includes a summary description of certain material terms of the indenture. Because this is a summary, it does not include all of the information that is included in the indenture. You can find the definitions of certain terms used below under the subheading “— Certain Defined Terms.” For purposes of this section, references to “Cboe Global Markets,” “we,” “us” and “our” refer only to Cboe Global Markets, Inc. and not to any of its subsidiaries.
You should read the indenture carefully and in its entirety. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended. You may request a copy of the indenture at our address set forth under “Where You Can Find More Information.”
General
The notes constitute a series of notes that will initially be limited to $             aggregate principal amount and will mature on           , 2030. The notes will bear interest at    % per year. We will pay interest on the notes semi-annually in arrears on           and           of each year commencing on           , 2021 to the person in whose name the notes (or any predecessor note) is registered at the close of business on           or           , respectively, preceding such interest payment date (whether or not a business day). Interest on the notes will be calculated on the basis of a 360-day year consisting of 12 months of 30 days each. If any interest payment date, maturity date, redemption date or other payment date with respect to the notes is not a business day, then the relevant interest payment will be postponed until the first following business day and no additional interest will accrue thereon for the period from and after such interest payment date, maturity date, redemption date or other payment date.
The notes will be issued in fully registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes will be exchangeable and transfers thereof will be registrable at an office or agency maintained by us for such purpose (which initially will be the corporate trust office of the trustee). The transferor of any note shall provide or cause to be provided to the trustee all information necessary to allow the trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045. The trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.
The notes are a new issue of securities with no established trading market. We do not intend to apply to list the notes on any securities exchange or to have the notes quoted on any automated quotation system.
The indenture does not contain any provisions that would limit our ability or the ability of any of our Subsidiaries to incur indebtedness.
Ranking
The notes will be our senior unsecured obligations, will rank equal in right of payment with all our other existing and future senior unsecured debt, including all other unsubordinated notes issued under the indenture, from time to time outstanding, will be effectively junior to our secured indebtedness, to the extent of the value of the assets securing such indebtedness, and will be structurally subordinated to the secured and unsecured debt of our Subsidiaries (including the EuroCCP credit facility). The notes will be exclusively our obligation, and not the obligation of any of our Subsidiaries. Our rights and the rights of any holder of notes (or other of our creditors) to participate in the assets of any Subsidiary of ours upon that Subsidiary’s liquidation or recapitalization will be subject to the prior claims of the Subsidiary’s creditors, except to the extent that we may be a creditor with recognized claims against the Subsidiary.
Sinking Fund
The notes will not be subject to any sinking fund.

Further Issuances
We may, from time to time, without giving notice to or seeking the consent of the holders or beneficial owners of the notes, increase the principal amount of the notes under the indenture and issue additional notes having the same ranking, interest rate, maturity and other terms (except for the issue date, issue price and, in some cases, the first interest payment date, and the date from which interest will begin to accrue) as the notes being offered hereby. We will not, however, issue such additional notes with the same CUSIP number as the notes being offered hereby if they are not fungible for U.S. federal income tax purposes with the notes being offered hereby. Any such additional notes will constitute part of the same series as the notes being offered hereby.
Optional Redemption
We may, at our option, redeem the notes, in whole or in part, at any time and from time to time prior to           , 2030 (the date that is three months prior to their maturity date) (the “Par Call Date”) on not less than 10 nor more than 60 days’ prior notice transmitted to the holders of the notes to be redeemed. The notes will be so redeemable at a redemption price equal to the greater of (1) 100% of the principal amount of the notes to be redeemed and (2) the sum of the remaining scheduled payments of principal and interest on the notes to be redeemed that would be due after the related redemption date to, but excluding, the Par Call Date (except that, if such redemption date is not an interest payment date with respect to the notes, the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued and unpaid thereon to the redemption date), discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus        basis points, plus, in the case of both clauses (1) and (2) above, accrued and unpaid interest on the notes being redeemed, if any, to, but excluding, such redemption date. We will be required to notify the trustee of the redemption price with respect to any redemption promptly after the calculation and the trustee will not be responsible for such calculation.
On and after the Par Call Date, we may, at our option, redeem the notes in whole or in part, at any time and from time to time on not less than 10 nor more than 60 days’ prior notice transmitted to the holders of notes to be redeemed. The notes will be so redeemable at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest on the notes being redeemed, if any, to, but excluding, the redemption date.
Notwithstanding the foregoing, payments of interest on the notes that are due and payable on any interest payment date falling on or prior to a date fixed for redemption of any notes will be payable to the holders of those notes registered as such at the close of business on the relevant record date according to their terms and the terms and provisions of the indenture.
“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Par Call Date.
“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if we obtain fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.
“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by us.
“Reference Treasury Dealer” means each of (i) BofA Securities, Inc., Barclays Capital Inc. and Deutsche Bank Securities Inc. and their respective successors and (ii) two other nationally recognized investment banking firms that are primary U.S. Government securities dealers in New York City (each, a “Primary Treasury Dealer”) specified from time to time by us, except that if any of the foregoing ceases to be a Primary Treasury Dealer, we are required to designate as a substitute another nationally recognized investment banking firm that is a Primary Treasury Dealer.
“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable

Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such Reference Treasury Dealer as of 3:30 p.m., New York City time, on the third business day preceding such redemption date.
“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the second business day immediately preceding such redemption date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.
On and after any redemption date, interest will cease to accrue on the notes called for redemption. On or prior to any redemption date, we are required to deposit with a paying agent money sufficient to pay the redemption price of and accrued interest on the notes to be redeemed on such date. If less than all the notes are to be redeemed, (a) if such notes are represented by global notes, interests in such global notes will be selected for redemption in accordance with the customary procedures of The Depository Trust Company (“DTC”), or (b) if such notes are represented by notes in certificated form, the trustee will select the notes to be redeemed by such method as the trustee deems fair and appropriate in accordance with methods generally used at the time of selection by indenture trustees in similar circumstances.
No Mandatory Redemption or Sinking Fund
There will be no mandatory redemption prior to maturity or sinking fund payments for the notes.
Change of Control
If a Change of Control Triggering Event occurs, unless we have exercised our right to redeem the notes in whole as described above under “— Optional Redemption,” holders of notes will have the right to require us to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of their notes pursuant to the offer described below (the “Change of Control Offer”). In the Change of Control Offer, we will be required to offer payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased, to, but excluding, the date of repurchase (the “Change of Control Payment”); provided that, notwithstanding the foregoing, payments of interest on notes that are due and payable on any interest payment date falling on or prior to such date of repurchase will be payable to the holders of the notes registered as such at the close of business on the relevant record date according to their terms and the terms and provisions of the indenture.
Within 30 days following any Change of Control Triggering Event or, at our option, prior to any Change of Control, but after public announcement of the transaction or transactions that constitute or may constitute the Change of Control, we will (unless we have exercised our right to redeem the notes in whole) be required to transmit a notice to holders of notes and the trustee describing the transaction or transactions that constitute or may constitute the Change of Control Triggering Event and offering to repurchase the notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is sent (the “Change of Control Payment Date”), which offer will constitute the Change of Control Offer. The notice will, if sent prior to the date on which the Change of Control occurs, state that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring on or prior to the applicable Change of Control Payment Date.
Holders of notes electing to have a note or portion thereof repurchased pursuant to a Change of Control Offer will be required to surrender the note (which, in the case of global notes, must be made in accordance with the procedures of DTC, as depositary for such notes) to the trustee under the indenture (or to such other person as may be designated by us for such purpose) as provided in the applicable Change of Control notice prior to the close of business on the third business day immediately preceding the applicable Change of Control Payment Date and to comply with other procedures and requirements set forth in such Change of Control notice.
On the Change of Control Payment Date, we will be required, to the extent lawful, to:
•
accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer and not withdrawn;

•
deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes accepted by us for payment; and

•
deliver or cause to be delivered to the trustee the notes properly accepted together with an officer’s certificate stating the aggregate principal amount of notes or portions of notes being repurchased.

Interest on notes and portions of notes properly tendered for repurchase pursuant to a Change of Control Offer and not withdrawn will cease to accrue on and after the applicable Change of Control Payment Date, unless we shall have failed to accept such notes and such portions of notes for payment or failed to deposit the Change of Control Payment in respect thereof in accordance with the immediately preceding paragraph. We will promptly pay, or cause the trustee or a paying agent for the notes to promptly pay (by application of funds deposited by us as aforesaid), to each holder of notes (or portions thereof) properly tendered and not withdrawn and accepted for payment by us pursuant to such Change of Control Offer, the Change of Control Payment for such notes. In the case of any note repurchased in part, the trustee will promptly authenticate and mail (or cause to be delivered by book-entry transfer) to the holder a new note equal in principal amount to any unrepurchased portion of the note repurchased in part.
We will not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and the third party repurchases all notes properly tendered and not withdrawn under its offer. In addition, we will not be required to repurchase any notes if we have given written notice of a redemption in whole of the notes as provided under “— Optional Redemption.”
To the extent that we are required to offer to repurchase the notes upon the occurrence of a Change of Control Triggering Event, we may have a similar obligation with regard to certain of our other then-outstanding indebtedness. We may not have sufficient funds to repurchase the notes and such other indebtedness for cash at that time. In addition, our ability to repurchase the notes or such other indebtedness for cash may be limited by law or the terms of other agreements relating to our indebtedness that is outstanding at the time. The failure to make a required repurchase of the notes would, or such other indebtedness could, result in a default under the indenture.
We will be required to comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions, we will be required to comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control provisions by virtue of such compliance. The trustee shall not be responsible for monitoring our rating status, making any request upon any Rating Agency, or determining whether any Rating Event has occurred.
For purposes of the foregoing discussion of a repurchase at the option of holders, the following definitions are applicable:
“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties and assets of us and our Subsidiaries taken as a whole to any Person other than us or one of our Subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Person becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of our Voting Stock or other Voting Stock into which our Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; (3) we consolidate with, or merge with or into, any Person, or any Person consolidates with, or merges with or into us, in any such event pursuant to a transaction in which any of the outstanding shares of our Voting Stock or the Voting Stock of such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of our Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the resulting or surviving Person or any direct or indirect parent company of the resulting or surviving Person immediately after giving effect to such transaction; or (4) the adoption of a plan providing for the liquidation or dissolution of Cboe Global Markets. Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control under clause (2) or (3) above if (i) we become a direct or indirect wholly owned Subsidiary of a holding company and (ii)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same (in our good faith judgment) as the holders of our Voting Stock immediately prior to that transaction or (B) immediately following that transaction no Person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company. The term “Person,” as used in this definition, has the meaning given thereto in Section 13(d)(3) of the Exchange Act.
Clause (1) of the definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation) of “all or substantially all” of the properties and assets of us and our Subsidiaries, taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, our obligation to make an offer to repurchase the notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the properties and assets of us and our Subsidiaries, taken as a whole, may be uncertain.
More generally, courts interpreting change of control provisions under New York law (which is the governing law of the indenture) have not provided a clear and consistent meaning of such change of control provisions, and no assurance can be given as to how or if a court would enforce the Change of Control Triggering Event provisions applicable to the notes or how those provisions would be impacted were we to become a debtor in a bankruptcy case.
“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.
“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB-(or the equivalent) by S&P, and a rating equal to or higher than the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by us pursuant to clause (2) of the definition of “Rating Agencies.”
“Moody’s” means Moody’s Investors Service, Inc. or its successor.
“Rating Agencies” means (1) each of Moody’s and S&P; and (2) if either Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by us (as certified by a resolution of our Board of Directors) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.
“Rating Event” means the rating on the notes is lowered to below an Investment Grade Rating by each of the Rating Agencies, on any day during the period (which period will be extended so long as the rating of the notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) commencing 60 days prior to the earlier of the first public notice of (i) the occurrence of a Change of Control or (ii) our intention to effect a Change of Control and ending 60 days following consummation of such Change of Control; provided that a Rating Event will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Rating Event for purposes of the definition of Change of Control Triggering Event) if each Rating Agency making the reduction in rating does not publicly announce or confirm or inform the trustee in writing at our request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the Change of Control (whether or not the applicable Change of Control has occurred at the time of the Rating Event).
“S&P” means Standard & Poor’s, a division of S&P Global Inc., or its successor.
“Voting Stock” means, with respect to any specified “Person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date, the capital stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.

Payment
The payment of principal of and interest on notes represented by a global note will be made in immediately available funds in accordance with the applicable requirements of DTC.
Certain Restrictive Covenants
The indenture contains the following restrictive covenants.
Limitation on Liens.   We may not, and may not permit any of our Significant Subsidiaries to, create or permit to exist any Lien on any Principal Property (or on any capital stock of a Significant Subsidiary) owned by us or any of our Significant Subsidiaries or any Lien on a leasehold interest of ours or any of our Significant Subsidiaries in any Principal Property, whether owned on the date of issuance of the notes or thereafter acquired, to secure any Indebtedness, unless we contemporaneously secure the notes (together with, if we so determine, any other Indebtedness of or guaranty by Cboe Global Markets or such Significant Subsidiary then existing or thereafter created which is not subordinated to the notes) equally and ratably with (or, at our option, prior to) that obligation. We will not, however, be required to secure the notes if the Lien consists of one or more Permitted Liens.
Limitation on Sale and Lease-Back Transactions.   We will not, nor will we permit any of our Significant Subsidiaries to, enter into any Sale and Lease-Back Transaction with respect to any Principal Property, other than (x) any such Sale and Lease-Back Transaction involving a lease for a term of not more than three years or (y) any such Sale and Lease-Back Transaction between us and one of our Subsidiaries or between our Subsidiaries, unless: (a) we or such Significant Subsidiary would be entitled to incur Indebtedness secured by a Lien on the Principal Property involved in such Sale and Lease-Back Transaction at least equal in amount to the Attributable Debt with respect to such Sale and Lease-Back Transaction, without equally and ratably securing the notes, pursuant to the covenant described above under the caption “— Limitation on Liens”; or (b) the proceeds of such Sale and Lease-Back Transaction are at least equal to the fair market value of the affected Principal Property (as determined in good faith by our Board of Directors) and we apply an amount equal to the net proceeds of such Sale and Lease-Back Transaction within 365 days of such Sale and Lease-Back Transaction to any (or a combination) of (i) the prepayment or retirement of the notes, (ii) the prepayment or retirement (other than any mandatory retirement, mandatory prepayment or sinking fund payment or by payment at maturity) of other indebtedness of ours or of one of our Subsidiaries (other than indebtedness that is expressly subordinated to the notes by its terms or indebtedness owed to us or one of our Subsidiaries) that matures more than 12 months after its creation or (iii) the purchase, construction, development, expansion or improvement of other comparable property.
Excepted Indebtedness.   Notwithstanding the limitations on Liens and Sale and Lease-Back Transactions described above, and without limiting our or any Significant Subsidiary’s ability to issue, incur, create, assume or guarantee Indebtedness secured by Permitted Liens, we and any Significant Subsidiary will be permitted to incur Indebtedness secured by a Lien or may enter into a Sale and Lease-Back Transaction, in either case, without regard to the restrictions contained in the preceding two sections entitled “— Limitation on Liens” and “— Limitation on Sale and Lease-Back Transactions,” if, at the time the Indebtedness is incurred and after giving effect to such Indebtedness and to the retirement of indebtedness which is concurrently being retired, the sum of (without duplication) (a) the aggregate principal amount of all Indebtedness secured by Liens other than Permitted Liens, and (b) the Attributable Debt of all our Sale and Lease-Back Transactions not otherwise permitted by the provisions described under “— Limitation on Sale and Lease-Back Transactions,” does not exceed 15% of Consolidated Net Tangible Assets.
“Consolidated Net Tangible Assets” means, at any date, the aggregate amount of assets (less applicable reserves) of us and our Subsidiaries after deducting therefrom (a) all goodwill, tradenames, trademarks, patents, unamortized debt discount and expense and other like intangibles and (b) all current liabilities (excluding any current liabilities for money borrowed having a maturity of less than 12 months but by its terms being renewable or extendible beyond 12 months from such date at the option of the borrower), all as reflected in our most recent consolidated balance sheet as at the end of our fiscal quarter ending not more than 135 days prior to such date, prepared in accordance with GAAP.
Other than the above-described covenants, there are no covenants or provisions contained in the indenture which may afford holders of the notes protection in the event of a highly leveraged transaction involving Cboe Global Markets.

Limitations on Merger and Other Transactions
Prior to the satisfaction and discharge of the indenture, we will not be permitted to consolidate with or merge with or into any other Person, or transfer (by lease, assignment, sale or otherwise) all or substantially all of our properties and assets to another Person unless:
(1) either
(a) we are the continuing or surviving Person in the consolidation or merger; or
(b) the Person (if other than us) formed by the consolidation or into which we are merged or to which all or substantially all of our properties and assets are transferred is a corporation, partnership, limited liability company, business trust, trust or other legal entity organized and validly existing under the laws of the United States, any State thereof or the District of Columbia, and expressly assumes, by a supplemental indenture, all of our obligations under the notes and the indenture;
(2) immediately after the transaction and the incurrence or anticipated incurrence of any Indebtedness to be incurred in connection therewith, no default under the indenture exists; and
(3) an officer’s certificate is delivered to the trustee to the effect that both of the conditions set forth above have been satisfied and an opinion of counsel has been delivered to the trustee to the effect that condition (1) set forth above has been satisfied.
The continuing, surviving or successor Person will succeed to and be substituted for us with the same effect as if it had been named in the indenture as a party thereto, and thereafter the predecessor Person will be relieved of all obligations and covenants under the indenture and the notes.
The covenant described above includes a phrase relating to the transfer (by lease, assignment, sale or otherwise) of “all or substantially all” of our properties and assets. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, whether this covenant would apply to a particular transaction as a result of a lease, assignment, sale or other transfer of less than all of our properties and assets may be uncertain.
Events of Default
The following are “Events of Default” with respect to the notes:
(1) failure to pay any interest on any note when due and payable, which failure continues for a period of 30 calendar days;
(2) failure to pay principal of (or premium, if any) on any note when due and payable;
(3) our failure to perform, or breach of, any other of the covenants or warranties in the indenture (other than a covenant or warranty included therein solely for the benefit of a series of debt securities other than the notes), which failure or breach continues for a period of 90 calendar days after we have been notified of such failure or breach as provided in the indenture;
(4) any nonpayment at maturity or other default (beyond any applicable grace period) of any other outstanding Indebtedness of ours having an aggregate unpaid principal amount of at least $150,000,000, which default continues beyond any applicable grace period and results in the acceleration of the maturity of such Indebtedness prior to its stated maturity or occurs at the final maturity thereof, unless such nonpayment or default has been cured or waived or such Indebtedness has been discharged in full within a period of 60 calendar days after we have been notified of such nonpayment or default as provided in the indenture;
(5) the entry of one or more final judgments for the payment of money against us or any of our Significant Subsidiaries in excess of $150,000,000 individually or in the aggregate above available insurance or indemnity coverage that is not paid, discharged or otherwise stayed (by appeal or otherwise) within a period of 45 calendar days after the entry of such judgments; and

(6) specified events of bankruptcy, insolvency or reorganization involving Cboe Global Markets.
The trustee is required, within 90 calendar days after the occurrence of a default in respect of the notes, to give to the holders of the notes notice of all such uncured or unwaived defaults known to it, except that:
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in the case of a default in the performance of any covenant of the character contemplated in clause (3) above, no such notice to holders of the notes will be given until at least 30 calendar days after the occurrence of such default; and

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other than in the case of a default of the character contemplated in clause (1) or (2) above, the trustee may withhold such notice if and so long as it in good faith determines that the withholding of such notice is in the interest of the holders of the notes.

If an Event of Default described in clause (6) above occurs, the principal of, and any premium and accrued interest on the notes will become immediately due and payable without any declaration or other act on the part of the trustee or any holder of the notes. If any other Event of Default with respect to the notes occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding notes, by notice as provided in the indenture (with a copy to the trustee if given by the holders), may declare the principal amount of the notes to be due and payable immediately. However, at any time after a declaration of acceleration with respect to the notes has been made, but before a judgment or decree based on such acceleration has been obtained, the holders of a majority in principal amount of the outstanding notes may, under specified circumstances, rescind and annul such acceleration and waive any past defaults or Events of Default other than the non-payment of principal of the notes which has become due.
Subject to the provisions of the indenture described below, including those requiring the offer of security or indemnity satisfactory to the trustee, the holders of a majority in aggregate principal amount of the notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the notes.
The indenture limits the right to institute legal proceedings. No holder of a note will have any right to institute any proceeding with respect to the indenture or for any remedy thereunder unless:
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such holder has previously given to the trustee written notice of a continuing Event of Default;

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the holders of not less than 25% in aggregate principal amount of the outstanding notes have also made a written request to the trustee to institute proceedings;

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such holder or holders have offered security or indemnity satisfactory to the trustee to institute the proceeding as trustee;

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the trustee has failed to institute such proceeding within 60 calendar days after receipt of the written request and offer of indemnity; and

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during such 60-day period, the trustee has not received from the holders of a majority in aggregate principal amount of the outstanding notes a direction inconsistent with the written request.

However, the limitations described above will not apply to a suit instituted by a holder of notes for enforcement of payment of the principal of, and any premium or interest on, the notes on or after the applicable due dates expressed in the notes.
The indenture contains a covenant that we will furnish to the trustee annually a statement as to the performance of our obligations under the indenture and as to any default in such performance. We are also required to notify the trustee promptly, but in no event later than 30 business days, upon becoming aware of any event which after notice or lapse of time or both would become an Event of Default under clause (3) or (5) above.
Defeasance
Except as described below, upon compliance with the applicable requirements of the indenture described below:

(1) we will be deemed to have been discharged from our obligations with respect to the notes; or
(2) we will be released from our obligations to comply with the covenants described above under “— Certain Restrictive Covenants” with respect to the notes, and the occurrence of an event described in any of clauses (3), (4), (5) and (7) under “— Events of Default” above will no longer be an Event of Default with respect to the notes, except to the limited extent described below.
This is referred to as “legal defeasance” and “covenant defeasance,” respectively.
Following any defeasance described in clause (1) or (2) above, we will continue to have specified obligations under the indenture, including obligations to register the transfer or exchange of the notes; replace destroyed, stolen, lost or mutilated notes; maintain an office or agency in respect of the notes; hold funds for payment to holders of notes in trust; and to compensate and reimburse the trustee. In the case of any defeasance described in clause (2) above, any failure by us to comply with our continuing obligations may constitute an Event of Default with respect to the notes as described in clause (3) under “— Events of Defaults” above.
In order to effect any defeasance described in clause (1) or (2) above, we must irrevocably deposit with the trustee, in trust, cash, U.S. Government Obligations or a combination thereof that through the scheduled payment of principal and interest in accordance with their terms will provide, without reinvestment, money in an amount sufficient to pay all of the principal of, and any premium and interest on, the notes on the dates such payments are due in accordance with the terms of the notes. In addition, the following conditions must be satisfied:
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no Event of Default or event with which the giving of notice or lapse of time, or both, would become an Event of Default under the indenture shall have occurred with respect to the notes and be continuing on the date of such deposit, and with respect to clause (6) under “— Events of Default” above, at any time during the period ending on the 90th day after the date of such deposit;

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in the event of defeasance described in clause (1) above, we shall have delivered to the trustee an opinion of counsel to the effect that (a) we have received from, or there has been published by, the IRS a ruling or (b) there has been a change in applicable U.S. federal income tax law, in either case to the effect that, among other things, the holders of the outstanding notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amount, in the same manner, and at the same times as if such deposit, defeasance and discharge had not occurred;

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in the event of any defeasance in clause (2) above, we shall have delivered to the trustee an opinion of counsel to the effect that the holders of the outstanding notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit or defeasance and will be subject to U.S. federal income tax on the same amount, in the same manner, and at the same times as if such deposit or defeasance had not occurred;

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we shall have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance have been complied with; and

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we shall have delivered to the trustee a certificate from a nationally recognized firm of independent accountants, or other person acceptable to the trustee, expressing their opinion that the payments of principal and interest when due on the deposited U.S. Government Obligations without reinvestment plus any deposited money without investment will provide the cash at such times and in such amounts as will be sufficient to pay the principal of and any premium and interest when due on the notes or on any earlier date or dates on which the notes will be subject to repurchase at the option of the holder.

If we fail to comply with our remaining obligations under the indenture after a defeasance with respect to the notes as described under clause (2) above and the notes are declared due and payable because of the occurrence of any undefeased Event of Default, the amount of cash and/or U.S. Government Obligations on deposit with the trustee may be insufficient to pay amounts due on the notes at the time of the acceleration resulting from such Event of Default. If such a failure occurs, we will remain liable in respect of such payments.
Satisfaction and Discharge
The indenture will cease to be of any further effect with respect to the notes if:

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all notes have (subject to certain exceptions) been delivered to the trustee for cancellation; or

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all notes and, in the case of the following clause (i) or (ii), not previously delivered to the trustee for cancellation, (i) have become due and payable, (ii) will become due and payable at their stated maturity within one year or (iii) if redeemable at our option, are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and at our expense, and, in the case of each of clauses (i), (ii) and (iii) above, we have irrevocably deposited or caused to be deposited with the trustee as trust funds in trust for such purpose an amount in cash and/or U.S. Government Obligations sufficient (in the opinion of a nationally recognized firm of independent public accountants delivered in writing to the trustee if U.S. Government Obligations are deposited) to pay and discharge the entire indebtedness of the notes at stated maturity or upon redemption, as the case may be, of such notes not previously delivered to the trustee for cancellation, for principal, premium (if any) and interest to the stated maturity or redemption date, as the case may be;

and, in either case, we also will pay or cause to be paid all other sums payable under the indenture or the notes by us with respect to the notes and satisfy certain other conditions specified in the indenture.
This is referred to as “satisfaction and discharge.”
Notwithstanding the satisfaction and discharge of the indenture with respect to the notes, a limited number of provisions of the indenture shall remain in effect.
Modifications of the Indenture
The indenture may be modified, amended or supplemented, either without or with consent of the holders of notes, in accordance with the terms and conditions described under the caption “Description of Debt Securities — Modification of the Indenture” in the accompanying prospectus.
Book-Entry System
The notes will initially be issued in the form of one or more global notes held in book-entry form. Accordingly, DTC or its nominee will be the sole registered holder of the notes for all purposes under the indenture. We will pay principal of, premium, if any, and interest on, a global note to DTC or its nominee, as the registered owner of the global notes. Except as provided below, owners of beneficial interests in a global note will:
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not be entitled to have any notes represented by such global note registered in their names;

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not receive or be entitled to receive physical delivery of any notes in definitive registered form; and

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not be considered holders of any note under the indenture.

DTC has advised us that DTC is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under the Exchange Act.
DTC was created to hold the securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to DTC’s book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. See “— Description of Debt Securities — Book-Entry Securities” in the accompanying prospectus.

We expect that under procedures established by DTC:
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Upon deposit of the global notes with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by the underwriters with portions of the principal amounts of the global notes.

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Ownership of beneficial interests in the global notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.
Redemption notices or repurchase offers for global notes will be sent to DTC or its nominee. If less than all of the global notes are being redeemed, DTC will reduce the amount of the interest of each direct participant in such notes under its procedures.
In any case where a consent or vote may be required with respect to the notes, neither DTC nor its nominee will give consents for or vote the global notes. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of DTC or its nominee to those direct participants to whose accounts the notes are credited on the record date identified in a listing attached to the omnibus proxy.
The laws of some jurisdictions require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in notes represented by a global note to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act only on behalf of persons who hold interests through them, the ability of a person having an interest in notes represented by a global note to pledge or transfer those interests to persons or entities that do not participate in DTC’s system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.
As long as the notes are represented by one or more global notes, DTC’s nominee will be the holder of the notes and therefore will be the only entity that can exercise a right to repayment or repurchase of the notes. Notice by participants or indirect participants or by owners of beneficial interests in a global note held through such participants or indirect participants of the exercise of the option to require purchase of beneficial interests in notes represented by a global note must be transmitted to DTC in accordance with its procedures on a form required by DTC and provided to participants. In order to ensure that DTC’s nominee will timely exercise a right to purchase with respect to a particular note, the beneficial owner of such note must instruct the broker or the participant or indirect participant through which it holds an interest in such note to notify DTC of its desire to exercise a right to purchase. Different firms have cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other participant or indirect participant through which it holds an interest in a note in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to DTC. We will not be liable for any delay in delivery of notices of the exercise of the option to elect purchase.
Notes represented by a global note will be exchangeable for notes in definitive registered form with the same terms only if: (1) we notify the trustee that DTC is no longer willing or able to act as depositary or clearing system for such notes or DTC ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days; (2) we, in our sole discretion, notify the trustee of our election to issue notes in definitive registered form; or (3) an Event of Default under the indenture occurs and is continuing. In connection with any proposed exchange of a global note for a definitive note, there shall be provided to the trustee all information necessary to allow the trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045. The trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by DTC or its participants or for maintaining, supervising or reviewing any records of DTC or its participants relating to the notes.
You may hold interests in the global notes through Clearstream Banking S.A. (“Clearstream”) or Euroclear Bank SA/NV, as operator of the Euroclear System (“Euroclear”), either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear.
Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides Clearstream Participants with, among other things, services for safekeeping, administration, clearance and establishment of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is subject to regulation by the Commission de Surveillance du Secteur Financier and the Luxembourg Central Bank. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.
Distributions with respect to notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures to the extent received by DTC for Clearstream.
Euroclear was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”), under contract with Euroclear plc, a United Kingdom corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.
The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium.
Links have been established among DTC, Clearstream and Euroclear to facilitate the initial issuance of the notes sold outside of the United States and cross-market transfers of the notes associated with secondary market trading.
Although DTC, Clearstream and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform these procedures, and these procedures may be modified or discontinued at any time.
Clearstream and Euroclear will record the ownership interests of their participants in much the same way as DTC, and DTC will record the total ownership of each of the U.S. agents of Clearstream and Euroclear, as participants in DTC. When notes are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser must send instructions to Clearstream or Euroclear through a participant at least one day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct its U.S. agent to receive notes against payment. After settlement, Clearstream or Euroclear will credit its participant’s account. Credit for the notes will appear the next day (European time).

Because settlement is taking place during New York business hours, DTC participants will be able to employ their usual procedures for sending notes to the relevant U.S. agent acting for the benefit of Clearstream or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. As a result, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants. When a Clearstream or Euroclear participant wishes to transfer notes to a DTC participant, the seller will be required to send instructions to Clearstream or Euroclear through a participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct its U.S. agent to transfer these notes against payment for them. The payment will then be reflected in the account of the Clearstream or Euroclear participant the following day, with the proceeds back valued to the value date, which would be the preceding day, when settlement occurs in New York. If settlement is not completed on the intended value date, that is, the trade fails, proceeds credited to the Clearstream or Euroclear participant’s account will instead be valued as of the actual settlement date.
You should be aware that you will only be able to make and receive deliveries, payments and other communications involving the notes through Clearstream and Euroclear on the days when those clearing systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States. In addition, because of time zone differences there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States.
Certain Defined Terms
Capitalized terms used but not defined herein have the meanings given to such terms in the indenture. In addition, for purposes of the indenture, the following definitions apply:
“Attributable Debt” with regard to a Sale and Lease-Back Transaction with respect to any Principal Property means, at the time of determination, the present value of the total net amount of rent required to be paid under such lease during the remaining term thereof (including any period for which such lease has been extended), discounted at the rate of interest set forth or implicit in the terms of such lease (or, if not practicable to determine such rate, the weighted average interest rate per annum borne by the securities of all series then outstanding under the indenture) compounded semi-annually. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall be the lesser of (x) the net amount determined assuming termination upon the first date such lease may be terminated (in which case the net amount shall also include the amount of the penalty, but shall not include any rent that would be required to be paid under such lease subsequent to the first date upon which it may be so terminated) or (y) the net amount determined assuming no such termination.
“Indebtedness” means any indebtedness (whether being principal, premium, interest or other amounts) for or in respect of any notes, bonds, debentures or other instruments for money borrowed, any borrowed money under any lease required to be capitalized under GAAP as in effect on the issue date or any liability under or in respect of any banker’s acceptance (other than a daylight overdraft).
“Lien” means any lien, mortgage, deed of trust, hypothecation, pledge, security interest, charge or encumbrance of any kind.
“Permitted Liens” of any person are defined as:
(a) Liens imposed by law or any governmental authority for taxes, assessments, levies or charges that are not yet overdue by more than 60 days or are being contested in good faith (and, if necessary, by appropriate proceedings) or for commitments that have not been violated;
(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlords’, licensors’, lessors’ and similar Liens imposed by law or which arise by operation of law and which are incurred in the ordinary course of business or where the validity or amount thereof is being contested in good faith (and, if necessary, by appropriate proceedings);
(c) Liens incurred or pledges or deposits made in compliance with workers’ compensation, pension liabilities, unemployment insurance and other social security laws or regulations or other insurance-related obligations (including pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements) or to secure letters of credit issued in compliance with such laws, regulations or arrangements;
(d) Liens incurred or pledges or deposits made to secure the performance of bids, trade contracts, tenders, leases, statutory or regulatory obligations, surety, customs and appeal bonds, performance bonds, customer deposits and other obligations of a similar nature, in each case, in the ordinary course of business or to secure letters of credit issued in connection therewith;
(e) judgment Liens in respect of judgments, decrees, orders of any court or in connection with legal proceedings or actions at law or in equity (including surety bonds) that do not constitute an Event of Default under the indenture;
(f) banker’s Liens, rights of set-off, earnest money deposits or similar rights and remedies as to deposit accounts;
(g) Liens securing Indebtedness incurred in connection with the obligations of us or any Significant Subsidiary relating to clearing, depositary, settlement or regulated exchange activities;
(h) Liens on (1) any property or asset prior to the acquisition thereof, provided that such Lien may only extend to such property or asset (or improvements thereon or fixtures related thereto), or (2) property of a Significant Subsidiary where (A) such Significant Subsidiary becomes a Significant Subsidiary after the date of issue of the notes offered hereby, (B) (i) the Lien exists at the time such Significant Subsidiary becomes a Significant Subsidiary or (ii) was incurred pursuant to contractual commitments entered into before such Significant Subsidiary became a Significant Subsidiary, (C) the Lien was not created in contemplation of such Significant Subsidiary becoming a Significant Subsidiary, and (D) the Lien in effect at the time such Significant Subsidiary becomes a Significant Subsidiary is not subsequently extended to any Principal Property acquired by such Significant Subsidiary after the time such Significant Subsidiary becomes a Significant Subsidiary;
(i) any Lien existing on the date of the issue of the notes offered hereby;
(j) Liens upon fixed, capital, real and/or tangible personal property acquired after the date of the issue of the notes (by purchase, construction, development, improvement, capital lease, Synthetic Lease or otherwise) by us or any Significant Subsidiary, each of which Liens was created for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including the cost of construction, development or improvement) of such property; provided that no such Lien shall extend to or cover any property other than the property so acquired and improvements thereon or fixtures related thereto;
(k) Liens in favor of us or any Subsidiary of ours;
(l) Liens arising from the sale of accounts receivable for which fair equivalent value is received;
(m) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part, of any Liens referred to in the foregoing clauses (g), (h), (i), (j), (k) and (l); provided that the principal amount of Indebtedness secured thereby and not otherwise authorized as a Permitted Lien shall not exceed the principal amount of Indebtedness, plus any premium, fee payable and fees and expenses reasonably incurred in connection with any such extension, renewal or replacement, so secured at the time of such extension, renewal or replacement;
(n) Liens securing our obligations or those of any Subsidiary of ours in respect of any swap agreements or other hedging arrangements entered into (1) in the ordinary course of business and for non-speculative purposes or (2) solely in order to serve as clearing, depositary, settlement or regulated exchange activities in respect thereof;
(o) easements, zoning restrictions, minor title defects, irregularities or imperfections, restrictions on use, rights of way, leases, subleases and similar charges and other similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations (other than customary maintenance requirements) and which could not reasonably be expected to have a material adverse effect on the business or financial condition of us and our Subsidiaries taken as a whole;

(p) Liens created in connection with any share repurchase program in favor of any broker, dealer, custodian, trustee and/or agent administering or effecting transactions pursuant to a share repurchase program; and
(q) Liens consisting of an agreement to sell, transfer or dispose of any asset or property (to the extent such sale, transfer or disposition is not prohibited by the subsection “— Limitation on Mergers and Other Transactions”).
“Person” means any individual, partnership, corporation, limited liability company, joint stock company, business trust, trust, unincorporated association, joint venture or other entity, or a government or political subdivision or agency thereof.
“Principal Property” means the land, improvements, buildings and fixtures constituting a corporate office, facility or other capital asset within the United States (including its territories and possessions), unless our Board of Directors has determined in good faith that such office, facility or capital asset is not of material importance to the total business conducted by us and our Significant Subsidiaries taken as a whole. With respect to any Sale and Lease-Back Transaction or series of related Sale and Lease-Back Transactions, the determination of whether any property is a Principal Property shall be determined by reference to all properties affected by such transaction or series of transactions.
“Sale and Lease-Back Transaction” means any arrangement with any person providing for the leasing by us or any of our Significant Subsidiaries of any Principal Property, whether now owned or hereafter acquired, which Principal Property has been or is to be sold or transferred by us or such Significant Subsidiary to such person.
“Significant Subsidiary” means, as of any determination date, any Subsidiary of Cboe Global Markets that satisfies the criteria for a “Significant Subsidiary” set forth in Rule 1-02(w) of Regulation S-X under the Exchange Act as of the end of the most recently concluded fiscal quarter for which financial statements are available.
“Subsidiary” means, as applied, with respect to any Person, any corporation, partnership or other business entity of which, in the case of a corporation, more than 50.0% of the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation has or might have voting power upon the occurrence of any contingency), or, in the case of any partnership or other legal entity, more than 50.0% of the ordinary equity capital interests, is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.
“Synthetic Lease” means any tax retention or other synthetic lease which is treated as an operating lease under GAAP, but the liabilities under which are or would be characterized as indebtedness for tax purposes.
“U.S. Government Obligation” means (a) any security that is (i) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case (i) or (ii), is not callable or redeemable at the option of the issuer thereof; and (b) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation specified in clause (a), which U.S. Government Obligation is held by such custodian for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any such U.S. Government Obligation; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The following is a discussion of material U.S. federal income tax considerations relevant to the acquisition, ownership and disposition of the notes and does not purport to be a complete analysis of all potential U.S. federal income tax considerations. This discussion is based upon provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), applicable U.S. Treasury regulations, administrative rulings and judicial decisions currently in effect, any of which may subsequently be changed, possibly retroactively, or interpreted differently by the Internal Revenue Service (the “IRS”) or the courts so as to result in U.S. federal income tax consequences different from those discussed below. This discussion deals only with a note held as a capital asset (generally, property held for investment purposes) by a beneficial owner who purchased the note for cash pursuant to this offering at the offer price set forth on the front cover hereof.
This discussion does not describe all of the U.S. federal income tax considerations that may be relevant to investors in light of their particular investment or other circumstances. This discussion also does not discuss the particular tax consequences that might be relevant to you if you are subject to special rules under the U.S. federal income tax laws. Special rules apply, for example, if you are:
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a bank, thrift, insurance company, regulated investment company or other financial institution or financial service company;

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a broker or dealer in securities or foreign currency;

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a U.S. person that has a functional currency other than the U.S. dollar;

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a partnership or other entity or arrangement classified as a partnership for U.S. federal income tax purposes (or its beneficial owners);

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an accrual method taxpayer subject to special tax accounting rules as a result of their use of an “applicable financial statement” pursuant to Section 451(b) of the Code;

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a person who owns the notes as part of a straddle, hedging transaction, constructive sale transaction or other risk-reduction or integrated transaction;

•
a tax-exempt entity;

•
a person who has ceased to be a United States citizen or to be taxed as a resident alien; or

•
a person who acquires the notes in connection with employment or other performance of services.

In addition, the following discussion does not address all possible tax consequences related to the acquisition, ownership and disposition of the notes. In particular, it does not discuss any estate, gift, generation-skipping, transfer, state, local or foreign tax consequences, or the consequences arising under any tax treaty. We have not sought, and do not intend to seek, any ruling or opinion from the IRS with respect to the statements made and the conclusions reached in the following discussion, and there can be no assurance that the IRS or the courts will agree with these statements and conclusions.
Prospective investors should consult their own tax advisors with regard to the application of the U.S. federal income tax considerations discussed below to their particular situations as well as the application of any state, local, foreign or other tax laws, including gift and estate tax laws.
Payment Contingencies
As described above under “Description of Notes — Change of Control,” in certain circumstances we may be required to repurchase notes at a price equal to 101% of their principal amount, plus any accrued interest to the date of repurchase. Treasury regulations provide special rules for contingent payment debt instruments which, if applicable, could cause the timing, amount and character of a holder’s income, gain or loss with respect to the notes to be different from the consequences discussed below. Although the issue is not free from doubt, we intend to treat the possibility of the payment of such additional amounts as being “remote” or “incidental” and therefore as not causing the notes to be treated as contingent payment debt instruments under the applicable Treasury regulations. Our treatment will be binding on all U.S. Holders, as defined below, except a holder that discloses its differing treatment in a statement attached to its timely filed United States federal income tax return for the taxable year during which the note was acquired. Our treatment is not binding on the IRS, which may take a contrary position and treat the notes as contingent payment debt instruments. If the notes were deemed to be contingent payment debt instruments, a holder would generally be required to treat any gain recognized on the sale or other disposition of the notes as ordinary income rather than as capital gain. Furthermore, a U.S. Holder would be required to accrue interest income on a constant yield basis at an assumed yield determined at the time of issuance of the notes, with adjustments to such accruals when any payments are made that differ from the payments calculated based on the assumed yield. You are urged to consult your own tax advisors regarding the potential application to the notes of the rules regarding contingent payment debt instruments and the consequences thereof.
This discussion assumes the notes will not be treated as contingent payment debt instruments.
U.S. Holders
For purposes of this summary, a “U.S. Holder” means a beneficial owner of a note that for U.S. federal income tax purposes is:
•
an individual who is a citizen or resident of the United States;

•
a corporation or other entity treated as a corporation for U.S. federal income tax purposes that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•
an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust if (a) a court within the United States is able to exercise primary control over its administration and one or more United States persons (as defined in the Code) have the authority to control all substantial decisions of such trust or (b) the trust has validly elected to be treated as a United States person.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds notes, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. If you are a partner in a partnership holding notes, you should consult your tax advisor as to the particular U.S. federal income tax considerations relevant to the acquisition, ownership and disposition of the notes.
Payment of Interest
Interest on a note will generally be taxable to you as ordinary income at the time it is received or accrued, in accordance with your usual method of accounting for U.S. federal income tax purposes. If, however, the issue price of the notes is less than its stated principal amount and the difference is equal to or more than a de minimis amount (as set forth in the applicable Treasury regulations), you will be required to include the difference in income as original issue discount as it accrues in accordance with a constant yield method. It is anticipated, and this discussion assumes, that the notes will be issued with less than a de minimis amount of original issue discount for U.S. federal income tax purposes.
Sale or Other Taxable Disposition of the Notes
A U.S. Holder generally will recognize gain or loss upon the sale, exchange, redemption, retirement or other taxable disposition of a note equal to the difference between (a) the amount realized upon the sale, exchange, redemption, retirement, or other taxable disposition (except to the extent attributable to accrued and unpaid stated interest, which will generally be taxable as ordinary income to the extent not previously included in income), and (b) the U.S. Holder’s tax basis in the note. A U.S. Holder’s tax basis in a note generally will equal its purchase price for the note.
Gain or loss on the disposition of notes generally will be capital gain or loss and will be long-term capital gain or loss if the notes have been held for more than one year at the time of disposition. Certain non-corporate U.S. Holders, including individuals, may be eligible for a reduced rate of tax on long-term capital gains. The deductibility of capital losses is subject to certain limitations.

Medicare Tax
Certain U.S. Holders that are individuals, estates or trusts will be subject to a 3.8% tax on all or a portion of their “net investment income,” which may include all or a portion of their interest income on, and net gains from the disposition of, notes. Each U.S. Holder that is an individual, estate or trust is urged to consult its tax advisors regarding the applicability of the Medicare tax to its income and gains in respect of its investment in the notes.
Information Reporting and Backup Withholding Tax
In general, information reporting requirements will apply to payments to certain non-corporate U.S. Holders of principal and interest on a note and the proceeds from the sale of a note. If you are a U.S. Holder, you may be subject to backup withholding, currently at a rate of 24%, when you receive interest with respect to the notes, or when you receive proceeds upon the sale, exchange, redemption, retirement or other disposition of the notes. In general, you can avoid this backup withholding by properly executing, under penalties of perjury, an IRS Form W-9 or suitable substitute form that provides:
•
your correct taxpayer identification number; and

•
a certification that (a) you are exempt from backup withholding because you are a corporation or come within another enumerated exempt category, (b) you have not been notified by the IRS that you are subject to backup withholding, or (c) you have been notified by the IRS that you are no longer subject to backup withholding.

If you do not provide your correct taxpayer identification number on IRS Form W-9 or suitable substitute form in a timely manner, you may be subject to penalties imposed by the IRS.
Backup withholding will not apply, however, with respect to payments made to certain holders, including corporations and tax-exempt organizations, provided their exemptions from backup withholding are properly established. Backup withholding is not an additional tax and amounts withheld may be refunded or credited against your federal income tax liability, provided you furnish required information to the IRS.
Non-U.S. Holders
For purposes of this summary, a “Non-U.S. Holder” is any beneficial owner of a note that is neither a U.S. Holder nor a partnership (including any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes).
Payment of Interest
Subject to the discussion below under “— Information Reporting and Backup Withholding” and “— Foreign Account Tax Compliance Act,” a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on payments of interest on the notes, provided that such Non-U.S. Holder (A) does not directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all classes of our stock entitled to vote, (B) is not a controlled foreign corporation that is related to us directly or constructively through stock ownership, and (C) properly complies with applicable certification requirements. Such certification requirements will be met if (x) the Non-U.S. Holder provides its name and address, and certifies on a properly executed IRS Form W-8BEN or W-8BEN-E (or a substantially similar form), under penalties of perjury, that it is not a United States person or (y) a securities clearing organization or certain other financial institutions holding the notes on behalf of the Non-U.S. Holder certifies on IRS Form W-8IMY, under penalties of perjury, that such certification has been received by it and furnishes us or our paying agent with a copy thereof. In addition, we or our paying agent must not have actual knowledge or reason to know that the beneficial owner of the notes is a United States person.
Subject to the discussion in the following paragraph, if a Non-U.S. Holder does not satisfy the requirements outlined in the preceding paragraph, interest on the notes generally will be subject to U.S. withholding tax at a 30% rate (or, provided applicable certification requirements are met, a lower applicable treaty rate).

Notwithstanding the foregoing, if interest on the notes is effectively connected with the conduct by a Non-U.S. Holder of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base within the United States), the Non-U.S. Holder generally will be subject to U.S. federal income tax on a net income basis at the rate applicable to United States persons (and, with respect to corporate holders, may also be subject to a 30% branch profits tax or a lower applicable treaty branch profits tax rate). If interest is subject to U.S. federal income tax on a net income basis in accordance with these rules, the interest will not be subject to U.S. withholding tax so long as the Non-U.S. Holder provides us or our paying agent with the appropriate documentation (generally an IRS Form W-8ECI).
Sale or Other Taxable Disposition of the Notes
Subject to the discussions below under “— Information Reporting and Backup Withholding” and “— Foreign Account Tax Compliance Act,” a Non-U.S. Holder generally will not be subject to U.S. federal withholding tax with respect to gain, if any, recognized on the sale or other taxable disposition of the notes. A Non-U.S. Holder will also generally not be subject to U.S. federal income tax with respect to such gain, unless (i) the gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base within the United States), or (ii) in the case of a Non-U.S. Holder that is a nonresident alien individual, such Non-U.S. Holder is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are satisfied. In the case described in (i) above, gain or loss recognized on the disposition of such notes generally will be subject to U.S. federal income taxation in the same manner as if such gain or loss were recognized by a United States person and, in the case of a Non-U.S. Holder that is a foreign corporation, may also be subject to a branch profits tax at a rate of 30% (or a lower applicable income tax treaty branch profits tax rate). In the case described in (ii) above, the Non-U.S. Holder will be subject to a 30% tax on any capital gain recognized on the disposition of the notes (after being offset by certain U.S.-source capital losses).
Information Reporting and Backup Withholding
Information returns will be filed annually with the IRS in connection with payments we make on the notes. Copies of these information returns may also be made available under the provisions of a specific tax treaty or other agreement to the tax authorities of the country in which the Non-U.S. Holder resides. Unless the Non-U.S. Holder complies with certification procedures to establish that it is not a United States person, information returns may be filed with the IRS in connection with the proceeds from a sale or other disposition, and the Non-U.S. Holder may be subject to backup withholding tax (currently at a rate of 24%) on payments on the notes or on the proceeds from a sale or other disposition of the notes. The certification procedures required to claim the exemption from withholding tax on interest described above will satisfy the certification requirements necessary to avoid the backup withholding tax as well. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is furnished to the IRS in a timely manner.
Foreign Account Tax Compliance Act
The Foreign Account Tax Compliance Act and related IRS guidance (“FATCA”) impose a 30% U.S. withholding tax on certain payments, including interest payments on the notes (and will include gross proceeds, including the return of principal at maturity, from the sale or other disposition, including redemptions, of the notes beginning January 1, 2019) made to a non-United States entity that fails to take required steps to provide information regarding its “United States accounts” or its direct or indirect “substantial United States owners,” as applicable, or to make a required certification that it has no such accounts or owners. Current provisions of the Code and U.S. Treasury regulations that govern FATCA treat gross proceeds from a sale or other disposition of debt obligations that can produce U.S.-source interest (such as the notes) as subject to FATCA withholding. Under proposed U.S. Treasury regulations, however, such gross proceeds are not subject to FATCA withholding. In its preamble to such proposed U.S. Treasury regulations, the IRS has stated that taxpayers may generally rely on the proposed U.S. Treasury regulations until final U.S. Treasury regulations are issued. We will not be obligated to make any “gross up” or additional payments in respect of amounts withheld on the notes if we determine that we must so withhold in order to comply with FATCA (including the application of an applicable intergovernmental agreement). Prospective investors should consult their own tax advisors regarding FATCA and whether it may be relevant to their ownership and disposition of the notes.

CERTAIN ERISA CONSIDERATIONS
The following summary regarding certain aspects of the Employee Retirement Income Security Act of 1974 (“ERISA”) and the Code is based on ERISA and the Code, judicial decisions and United States Department of Labor and IRS regulations and rulings that are in existence on the date of this prospectus supplement. This summary is general in nature and does not address every issue pertaining to ERISA or the Code that may be applicable to us, the notes or a particular investor. Accordingly, each prospective investor should consult with his, her or its own counsel in order to understand the issues relating to ERISA and the Code that affect or may affect the investor with respect to this investment.
ERISA and the Code impose certain requirements on employee benefit plans that are subject to Title I of ERISA and plans subject to Section 4975 of the Code (each such employee benefit plan or plan, a “Plan”), on entities whose underlying assets include plan assets by reason of a Plan’s investment in such entities and on those persons who are “fiduciaries” as defined in Section 3(21) of ERISA and Section 4975 of the Code with respect to Plans. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a Plan or the management or disposition of the assets of such a Plan, or who renders investment advice for a fee or other compensation to such a Plan, is generally considered to be a fiduciary of the Plan. In considering an investment of the assets of a Plan subject to Part 4 of Subtitle B of Title I of ERISA in the notes, a fiduciary must, among other things, discharge its duties solely in the interest of the participants of such Plan and their beneficiaries and for the exclusive purpose of providing benefits to such participants and beneficiaries and defraying reasonable expenses of administering the Plan. A fiduciary must act prudently and must diversify the investments of a Plan subject to Part 4 of Subtitle B of Title I of ERISA so as to minimize the risk of large losses, as well as discharge its duties in accordance with the documents and instruments governing such Plan. In addition, ERISA generally requires fiduciaries to hold all assets of a Plan subject to Part 4 of Subtitle B of Title I of ERISA in trust and to maintain the indicia of ownership of such assets within the jurisdiction of the district courts of the United States. A fiduciary of a Plan subject to Part 4 of Subtitle B of Title I of ERISA should consider whether an investment in the notes satisfies these requirements.
An investor who is considering acquiring the notes with the assets of a Plan must consider whether the acquisition and holding of the notes will constitute or result in a non-exempt prohibited transaction. Section 406(a) of ERISA and Sections 4975(c)(1)(A), (B), (C) and (D) of the Code prohibit certain transactions that involve a Plan and a “party in interest” as defined in Section 3(14) of ERISA or a “disqualified person” as defined in Section 4975(e)(2) of the Code with respect to such Plan, unless a statutory or administrative exemption is available with respect to the transaction. “Parties in interest” or “disqualified persons” could include, without limitation, us, the underwriters, the agents or any of their respective affiliates. Such transactions are referred to as “prohibited transactions” and include, without limitation, (1) a direct or indirect extension of credit to a party in interest or to a disqualified person, (2) the sale or exchange of any property (such as the notes) between a Plan and a party in interest or a disqualified person, or (3) the transfer to, or use by or for the benefit of, a party in interest or a disqualified person, of any plan assets. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code and the transaction may have to be rescinded. In addition, the fiduciary of the Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. Section 406(b) of ERISA and Sections 4975(c)(1)(E) and (F) of the Code generally prohibit a fiduciary with respect to a Plan from dealing with the assets of the Plan for its own benefit (for example when a fiduciary of a Plan uses its position to cause the Plan to make investments in connection with which the fiduciary (or a party related to the fiduciary) receives a fee or other consideration).
ERISA and the Code contain certain exemptions from the prohibited transactions described above, and the Department of Labor has issued several exemptions, although certain exemptions do not provide relief from the prohibitions on self-dealing contained in Section 406(b) of ERISA and Sections 4975(c)(1)(E) and (F) of the Code. Exemptions include Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code pertaining to certain transactions with non-fiduciary service providers, which provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction and provided further that the Plan pays no more than and receives no less than adequate consideration in connection with the transaction; Department of Labor Prohibited Transaction Class Exemption (“PTCE”) 95-60, applicable to transactions involving insurance company general accounts; PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 84-14, regarding investments effected by a qualified professional asset manager; and PTCE 96-23, regarding investments effected by an in-house asset manager. There can be no assurance that any of these exemptions will be available with respect to the acquisition of the notes, and prospective acquirers of the notes should consult with their legal advisors regarding the applicability of any such exemptions. Because of the foregoing, the notes should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding will not result in a non-exempt prohibited transaction under ERISA, the Code or a similar violation of any applicable Similar Laws (as defined below). No representation is made that the sale of any notes to a Plan meets the fiduciary requirements for investments by Plans generally or any particular Plan or that such an investment is appropriate for Plans generally. Neither we nor any of the parties described in this prospectus supplement, or their affiliates, are providing investment advice to any Plan, through this prospectus supplement or otherwise, in connection with the sale of the notes. Under Section 4975 of the Code, excise taxes are imposed on disqualified persons who participate in non-exempt prohibited transactions (other than a fiduciary acting only as such) and such transactions may have to be rescinded.
As a general rule, a governmental plan, as defined in Section 3(32) of ERISA (each, a “Governmental Plan”), a church plan, as defined in Section 3(33) of ERISA, that has not made an election under Section 410(d) of the Code (each, a “Church Plan”) and a plan maintained outside the United States primarily for the benefit of persons substantially all of whom are nonresident aliens (each, a “non-U.S. Plan”) are not subject to Title I of ERISA or Section 4975 of the Code but may be subject to other United States federal, state or local laws or non-U.S. laws that regulate its investments (collectively, “Similar Laws”). A fiduciary of a Governmental Plan, a Church Plan or a non-U.S. Plan, in consultation with their counsel, should consider whether investing in the notes satisfies the requirements, if any, under any applicable Similar Laws.
The notes may be acquired by a Plan, a Governmental Plan, a Church Plan, a non-U.S. Plan or an entity whose underlying assets include the assets of a Plan, a Governmental Plan, a Church Plan or a non-U.S. Plan, but only if the acquisition will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of Similar Law. Therefore, any investor in the notes will be deemed to represent and warrant to us and the trustee that (1)(a) it is not (i) a Plan, (ii) a Governmental Plan, (iii) a Church Plan, (iv) a non-U.S. Plan or (v) an entity whose underlying assets include the assets of a Plan, a Governmental Plan, a Church Plan or a non-U.S. Plan, (b) it is a Plan or an entity whose underlying assets include the assets of a Plan and the acquisition and holding of the notes will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or (c) it is a Governmental Plan, a Church Plan, a non-U.S. Plan or an entity whose underlying assets include the assets of a Governmental Plan, a Church Plan or a non-U.S. Plan that is not subject to (i) ERISA, (ii) Section 4975 of the Code or (iii) any Similar Law that prohibits or imposes excise or penalty taxes on the acquisition or holding of the notes; and (2) it will notify us and the trustee immediately if, at any time, it is no longer able to make the representations contained in clause (1) above. Any purported transfer of the notes to a transferee that does not comply with the foregoing requirements shall be null and void ab initio.
In addition, each purchaser or transferee of a note or any interest therein that is using assets of a Plan, including any fiduciary purchasing a note on behalf of a Plan (“Plan Fiduciary”), will be deemed to have represented by its acquisition of the note that:
(1)   none of the issuer, the underwriters, agents, dealers and similar parties, or any of their respective affiliated entities (the “Transaction Parties”), will be making an investment recommendation or providing investment advice on which the Plan or the Plan Fiduciary will rely in connection with the decision to acquire such note, and none of the Transaction Parties is acting as a fiduciary (within the meaning of Section 3(21) of ERISA or Section 4975(e)(3) of the Code) to the Plan in connection with the Plan’s acquisition of such note (unless an applicable prohibited transaction exemption is available to cover the purchase or holding of such note or the transaction is not otherwise prohibited) and

(2)   the Plan Fiduciary is a “fiduciary” with respect to the Plan within the meaning of Section 3(21) of ERISA and Section 4975 of the Code and an “independent fiduciary” and is responsible for and capable of exercising its own independent judgment in evaluating the investment in such note.
This offer is not a representation by us or the underwriters that an acquisition of the notes meets any or all legal requirements applicable to investments by Plans, Governmental Plans, Church Plans, non-U.S. Plans or entities whose underlying assets include the assets of a Plan, a Governmental Plan, a Church Plan or a non-U.S. Plan or that such an investment is appropriate for any particular Plan, Governmental Plan, Church Plan, non-U.S. Plan or entity whose underlying assets include the assets of a Plan, a Governmental Plan, a Church Plan or a non-U.S. Plan.
The foregoing discussion is general in nature and is not intended to be all inclusive. Further, no assurance can be given that future legislation, administrative rulings, court decisions or regulatory action will not modify the conclusions set forth in this discussion. Any such changes may be retroactive and thereby apply to transactions entered into prior to the date of their enactment or release. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the notes (and holding the notes) on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such transactions and whether an exemption would be applicable to the purchase and holding of the notes.

UNDERWRITING (CONFLICTS OF INTEREST)
BofA Securities, Inc., Barclays Capital Inc. and Deutsche Bank Securities Inc. are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in a firm commitment underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of notes set forth opposite its name below.
Underwriter	Principal Amount of Notes
BofA Securities, Inc.	$
Barclays Capital Inc.
Deutsche Bank Securities Inc.
Total	$
Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.
We have agreed to indemnify the underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Commissions and Discounts
The representatives have advised us that the underwriters propose initially to offer the notes to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at such price less a concession not in excess of    % of the principal amount of the notes. The underwriters may allow, and such dealers may reallow, a discount to certain other dealers not in excess of    % of the principal amount of the notes. After the initial offering, the public offering price, concession or any other term of the offering may be changed.
The expenses of the offering, not including the underwriting discount, are estimated at $      million and are payable by us.
Settlement
We expect that delivery of the notes will be made against payment therefor on or about      , 2020, which is the fifth business day following the date of this prospectus supplement (such settlement being referred to as “T+5”). Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the delivery of the notes hereunder will be required, by virtue of the fact that the notes initially will settle in T+5, to specify an alternative settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to their delivery hereunder should consult their own advisors.
New Issue of Notes
The notes are a new issue of debt securities with no established trading market. We do not intend to apply to list the notes on any securities exchange or to have the notes quoted on any automated quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.
No Sales of Similar Securities
We have agreed that we will not, for a period beginning on the date of this prospectus supplement and continuing to and including the closing date of this offering, without first obtaining the prior written consent of the representatives, directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or otherwise dispose of, any debt securities similar to the notes or securities exchangeable for or convertible into debt securities similar to the notes, except for the notes sold to the underwriters pursuant to the underwriting agreement.
Short Positions
In connection with the offering, the underwriters may purchase and sell the notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.
Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Other Relationships
Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Affiliates of BofA Securities, Inc. Barclays Capital Inc. and Deutsche Bank Securities Inc. and the trustee are agents and/or lenders under Cboe Global Markets’ revolving credit facility, Cboe Global Markets’ term loan facility and/or the EuroCCP credit facility. In addition, certain underwriters and their affiliates are our customers, including trading permit holders, trading privilege holders, participants and members.
Conflicts of Interest
At the conclusion of the acquisition of BIDS Trading, certain of the underwriters or their affiliates may become affiliates of the issuer, as defined in FINRA Rule 5121, and may receive more than 5% of the proceeds of this offering, not including underwriting compensation. In addition, certain of the underwriters or their affiliates are lenders under our term loan facility, our revolving credit facility, and/or the EuroCCP credit facility, and we intend to use the net proceeds from this offering to, among other things, repay a portion of amounts outstanding under our term loan facility and all amounts outstanding under our revolving credit facility. Accordingly, such underwriters would have a “conflict of interest,” as defined in FINRA Rule 5121. In such event, this offering will be conducted in accordance with FINRA Rule 5121. No underwriter having a conflict of interest will confirm sales to accounts over which discretionary authority is exercised without the prior written consent of the accountholder. In accordance with FINRA Rule 5121, a “qualified independent underwriter” is not required because the notes offered are “investment grade rated,” as that term is defined in FINRA Rule 5121.
Notice to Prospective Investors in the European Economic Area and United Kingdom
The notes may not be offered, sold or otherwise made available to any retail investor in the EEA or in the United Kingdom. For the purposes of this provision:
(a)   the expression “retail investor” means a person who is one (or more) of the following:
(i)   a retail client as defined in point (11) of Article 4(1) of MiFID II; or
(ii)   a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or
(iii)   not a qualified investor as defined in the Prospectus Regulation; and
(b)   the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.
Each person in a Member State of the EEA or the United Kingdom who receives any communication in respect of, or who acquires any notes under, the offers to the public contemplated in this prospectus supplement, or to whom the notes are otherwise made available, will be deemed to have represented, warranted, acknowledged and agreed to and with each underwriter and us that it and any person on whose behalf it acquires notes is: (1) a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation; and (2) not a “retail investor” (as defined above).
Notice to Prospective Investors in the United Kingdom
Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to Cboe Global Markets. All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the notes in, from or otherwise involving the United Kingdom.
Notice to Prospective Investors in Canada
The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1)

of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in Switzerland
This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.
Notice to Prospective Investors in Hong Kong
The notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) or which do not constitute an offer to the public within the meaning of that ordinance. No advertisement, invitation or document relating to the notes has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) and any rules made thereunder.
Notice to Prospective Investors in Japan
The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (the “Financial Instruments and Exchange Law”). Accordingly, none of the notes nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.
Notice to Prospective Investors in Singapore
This prospectus supplement has not been registered as a prospectus under the Securities and Futures Act, Chapter 289 of Singapore (“SFA”) by the Monetary Authority of Singapore and the offer of the notes in Singapore is made primarily pursuant to the exemptions under Section 274 and 275 of the SFA. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor as defined in Section 4A of the SFA (an “Institutional Investor”) pursuant to Section 274 of the SFA, (ii) to an accredited investor as defined in Section 4A of the SFA (an “Accredited Investor”) or other relevant person as defined in Section 275(2) of the SFA (a “Relevant Person”), or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, in accordance with the conditions specified in Section 275 of the SFA, and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018 or (iii) otherwise pursuant to, and in accordance with, the conditions of any other applicable exemptions or provision of the SFA.
It is a condition of the offer that where the notes are subscribed for or acquired pursuant to an offer under Section 275 of the SFA by a Relevant Person which is:
(a)   a corporation (which is not an Accredited Investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or
(b)   a trust (where the trustee is not an Accredited Investor), whose sole purpose is to hold investments and each beneficiary is an individual who is an Accredited Investor, securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation and the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable within 6 months after that corporation or that trust has subscribed for or acquired the notes except:
(1)   to an Institutional Investor, an Accredited Investor, a Relevant Person, or any person pursuant to an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(i)(B) of the SFA (in the case of that trust);
(2)   where no consideration is or will be given for the transfer;
(3)   where the transfer is by operation of law;
(4)   as specified in Section 276(7) of the SFA; or
(5)   as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.
Singapore SFA Product Classification — In connection with Section 309B of the SFA and the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore (“CMP Regulations 2018”), unless otherwise specified before an offer of notes, Cboe Global Markets has determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA), that the notes are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

LEGAL MATTERS
Sidley Austin LLP will pass upon the validity of the notes being offered hereby. Certain legal matters relating to the offering of the notes will be passed upon for the underwriters by Shearman & Sterling LLP.
EXPERTS
The consolidated financial statements incorporated in this prospectus supplement by reference from Cboe Global Market’s Annual Report on Form 10-K for the year ended December 31, 2019, and the effectiveness of Cboe Global Market’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s website at www.sec.gov. You may obtain copies of some of this information by accessing Cboe Global Markets’ website at www.cboe.com under the heading “About Cboe,” and then under the link “Investor Relations.” However, information located on or accessible from our website is not a part of this prospectus supplement or the accompanying prospectus, other than documents that we file with the SEC that are incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus.
The SEC allows us to “incorporate by reference” in this prospectus supplement information in documents that we file with the SEC, which means that we may disclose important business and financial information to you by referring you to those documents. The information incorporated or deemed to be incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus supplement and the accompanying prospectus. This prospectus supplement incorporates by reference the documents filed by us with the SEC listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus supplement; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules.
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Annual Report on Form 10-K for the year ended December 31, 2019 (including those portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 2, 2020 that are incorporated by reference into Part III of such Annual Report on Form 10-K);

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Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2020, June 30, 2020 and September 30, 2020; and

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Current Reports on Form 8-K filed with the SEC on February 14, 2020, May 14, 2020, June 3, 2020, July 1, 2020, August 17, 2020 and October 7, 2020.

We will provide you with a copy of any of these filings (other than any exhibit to these filings, unless the exhibit is specifically incorporated by reference into the filing requested) at no cost, if you submit a request to us by writing or telephoning us at the following address or telephone number:
Cboe Global Markets, Inc.
Attn: Investor Relations
400 South LaSalle Street
Chicago, Illinois, 60605
Telephone: (312) 786-5600

PROSPECTUS
Cboe Global Markets, Inc.
Common Stock
Preferred Stock
Debt Securities
Warrants
Subscription Rights
Depositary Shares
Purchase Contracts
Units

This prospectus contains a general description of the securities Cboe Global Markets, Inc. may offer for sale from time to time. We will describe the specific terms of any securities that we offer in supplements to this prospectus. Any prospectus supplements may add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated and deemed to be incorporated by reference in this prospectus, carefully before you make your investment decision.

Investing in our securities involves risks. See “Risk Factors” on page 2 of this prospectus for a description of the factors you should consider before deciding to invest in securities.
This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.
We may sell the securities on a continuous or delayed basis directly to investors or through underwriters, dealers or agents designated from time to time, or through a combination of these methods. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters, dealers or agents are involved in the sale of any securities, the applicable prospectus supplement will set forth the names of such underwriters, dealers or agents and any applicable commissions or discounts. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in the applicable prospectus supplement.
None of the Securities and Exchange Commission, any state securities commission or any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is December 20, 2019.

We have not authorized anyone to provide you with information other than, and you should rely only on, the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement, any related free writing prospectus we authorize that supplements this prospectus, and the other information to which we refer you. We take no responsibility for, and provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

i

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under the “shelf” registration process for delayed offerings and sales of securities pursuant to Rule 415 under the Securities Act, we may, at any time and from time to time, in one or more offerings, sell securities under this prospectus. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of those securities and the offering. Any prospectus supplement and any related free writing prospectus may also add, update or change the information in this prospectus or in any document incorporated or deemed to be incorporated by reference herein. Please carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, together with the documents incorporated and deemed to be incorporated by reference in this prospectus and the additional information described below under the heading “Where You Can Find More Information.”
As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits filed with the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus about the provisions or contents of any contract, agreement or any other document referred to are not necessarily complete. For each of these contracts, agreements or documents filed as an exhibit to the registration statement, we refer you to the actual exhibit for a more complete description of the matters involved.
As used in this prospectus, unless stated otherwise or the context requires otherwise, “Cboe Global Markets,” “Cboe,” the “Company,” “we,” “us” and “our” refer to Cboe Global Markets, Inc. and its consolidated subsidiaries. Further, references in the sections of this prospectus entitled “Description of Cboe Global Markets Capital Stock,” “Description of Debt Securities,” “Description of Warrants,” “Description of Subscription Rights,” “Description of Depositary Shares,” “Description of Purchase Contracts” and “Description of Units” to “Cboe Global Markets,” the “Company,” “we,” “us” and “our” are only to Cboe Global Markets, Inc., the issuer of the applicable securities, and not to its subsidiaries.

FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated and deemed to be incorporated by reference in this prospectus and any accompanying prospectus supplement and related free writing prospectus contain or may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend these forward-looking statements to be covered by the safe harbor provisions for such statements. These statements can sometimes be identified by forward-looking words such as “may,” “might,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” and the negative of these terms and other comparable terminology. All statements that reflect our expectations, assumptions or projections about the future other than statements of historical fact are forward-looking statements. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from that expressed or implied by the forward-looking statements.
While we believe we have identified the risks that are material to us, these risks and uncertainties are not exhaustive. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.
Some factors that could cause actual results to differ include:
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the loss of our right to exclusively list and trade certain index options and futures products;

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economic, political and market conditions;

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compliance with legal and regulatory obligations;

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price competition and consolidation in our industry;

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decreases in trading volumes, market data fees or a shift in the mix of products traded on our exchanges;

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legislative or regulatory changes;

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our ability to protect our systems and communication networks from security risks, cybersecurity risks, insider threats and unauthorized disclosure of confidential information;

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increasing competition by foreign and domestic entities;

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our dependence on and exposure to risk from third parties;

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fluctuations to currency exchange rates;

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our index providers’ ability to maintain the quality and integrity of their indexes and to perform under our agreements;

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our ability to operate our business without violating the intellectual property rights of others and the costs associated with protecting our intellectual property rights;

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our ability to attract and retain skilled management and other personnel, including those experienced with post acquisition integration;

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our ability to accommodate trading volume and transaction traffic, including significant increases, without failure or degradation of performance of our systems;

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misconduct by those who use our markets or our products;

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challenges to our use of open source software code;

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our ability to meet our compliance obligations, including managing potential conflicts between our regulatory responsibilities and our for-profit status;

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damage to our reputation;

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the ability of our compliance and risk management methods to effectively monitor and manage our risks;

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our ability to manage our growth and strategic acquisitions or alliances effectively;

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restrictions imposed by our debt obligations;

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our ability to maintain an investment grade credit rating;

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impairment of our goodwill, investments or intangible assets; and

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the accuracy of our estimates and expectations.

We caution you not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. If we do update or correct one or more of these statements, investors and others should not conclude that we will make additional updates or corrections. For a further description of these and other risks, see the information described below under the heading “Risk Factors.”

THE COMPANY
Cboe Global Markets, Inc. is one of the world’s largest exchange holding companies, offering cutting-edge trading and investment solutions to investors around the world. The Company is committed to defining markets to benefit its participants and drive the global marketplace forward through product innovation, leading edge technology and seamless trading solutions.
Cboe offers trading across a diverse range of products in multiple asset classes and geographies, including options, futures, U.S. and European equities, exchange-traded products (“ETPs”), global foreign exchange (“FX”) and multi-asset volatility products based on the Cboe Volatility Index (VIX Index), recognized as the world’s premier gauge of U.S. equity market volatility. Cboe’s subsidiaries include the largest options exchange and the third largest stock exchange operator in the U.S. In addition, the company operates the largest stock exchange by value traded in Europe and is a leading market globally for ETP listings and trading.
The Company reports the results of its operations in five business segments: Options, U.S. Equities, Futures, European Equities and Global FX. Our operating revenues consist primarily of transaction fees, access and capacity fees, market data fees and regulatory fees. We also generate revenue from both the calculation and dissemination of index values and from the licensing of our proprietary products. Transaction fee revenues are generated on the contracts or shares traded on our exchanges. In 2018, approximately 68.6% of our net revenues were transaction fee revenues.
Cboe Global Markets, Inc. was incorporated in the State of Delaware in August 2006. Our principal executive offices are located at 400 South LaSalle Street, Chicago, Illinois 60605, and our telephone number is (312) 786-5600. Our web site is www.cboe.com. Information contained on or accessible through our website is not a part of this prospectus or any accompanying prospectus supplement, other than documents that we file with the SEC and incorporate by reference into this prospectus and any accompanying prospectus supplement.

RISK FACTORS
An investment in our securities involves significant risks. Before purchasing any securities, you should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus or the applicable prospectus supplement, including the risk factors incorporated by reference herein from our most recent Annual Report on Form 10-K, as updated by subsequent Quarterly Reports on Form 10-Q and other reports we file with the SEC that are incorporated by reference herein or in the applicable prospectus supplement, as the same may be amended, supplemented or superseded from time to time. Our business, financial condition, results of operations or liquidity could be adversely affected by any of these risks.
The risks and uncertainties we describe are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely effect our business or operations. Any adverse effect on our business, financial condition, results of operations or liquidity could result in a decline in the value of the securities and the loss of all or part of your investment.
USE OF PROCEEDS
Unless otherwise specified in the applicable prospectus supplement accompanying this prospectus, the net proceeds from the sale of the securities to which this prospectus relates will be used for general corporate purposes. General corporate purposes may include, among others, repayment or refinancing of debt, acquisitions, repurchases of our common stock, additions to working capital, capital expenditures or investments in our subsidiaries. Net proceeds may be temporarily invested or applied to repay short-term or revolving debt prior to their stated use.
DESCRIPTION OF SECURITIES
This prospectus contains summary descriptions of the common stock, preferred stock, debt securities, warrants, subscription rights, depositary shares, purchase contracts and units that may be offered and sold from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement and/or other offering materials.

DESCRIPTION OF CBOE GLOBAL MARKETS CAPITAL STOCK
The following summary is a description of the material terms of Cboe Global Markets’ capital stock and is not complete. You should also refer to the Cboe Global Markets charter and the Cboe Global Markets bylaws, which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”).
Common Stock
Our only class of common stock is our voting common stock. Cboe Global Markets is authorized to issue up to 325,000,000 shares of voting common stock. As of December 16, 2019, there were 125,701,887 and 110,776,890 shares of voting common stock issued and outstanding, respectively. There are no redemption or sinking fund provisions applicable to our voting common stock. All outstanding shares our voting common stock are fully paid and non-assessable.
Voting
Each holder of Cboe Global Markets common stock is entitled to one vote for each share of Cboe Global Markets voting common stock. Any action at a meeting at which a quorum is present will be decided by a majority of the votes properly cast, except in the case of any contested election of directors, which will be decided by a plurality of votes cast. Cumulative voting for the election of directors is not provided for in the Cboe Global Markets charter.
Dividends
Each share of Cboe Global Markets voting common stock is entitled to receive a dividend if, as and when declared by the Cboe Global Markets board. Cboe Global Markets has paid quarterly dividends since its initial public offering in 2010 and intends to continue paying regular quarterly dividends to its stockholders. However, any decision to pay dividends on its common stock will be at the discretion of its board of directors, which may determine not to declare dividends at all or at a reduced amount. The Cboe Global Markets board’s determination to declare dividends will depend upon Cboe Global Markets’ profitability and financial condition, contractual restrictions, restrictions imposed by applicable law and the SEC and other factors that the board deems relevant. As a holding company with no significant business operations of its own, Cboe Global Markets depends entirely on distributions, if any, it may receive from its subsidiaries to meet its obligations and pay dividends to its stockholders. If these subsidiaries are not profitable, or even if they are and they determine to retain their profits for use in their businesses, Cboe Global Markets will be unable to pay dividends to its stockholders. Dividends may be paid either in cash, in property or in shares of Cboe Global Markets capital stock.
Liquidation Rights
In the event of a voluntary or involuntary liquidation, dissolution or winding up of Cboe Global Markets, the holders of Cboe Global Markets voting common stock will be entitled to share ratably on the basis of the number of shares held in any of the assets available for distribution after Cboe Global Markets has paid in full all of its debts and after the holders of all outstanding series of Cboe Global Markets preferred stock, if any, have received their liquidation preferences in full.
Transfer Agent and Registrar
Broadridge Corporate Issuer Solutions, Inc. is the registrar and transfer agent for Cboe Global Markets voting common stock.

Listing
Cboe Global Markets voting common stock is listed on the Cboe BZX Exchange under the symbol “CBOE.”
Preferred Stock
Cboe Global Markets is authorized to issue up to 20,000,000 shares of preferred stock. As of December 16, 2019, there were no shares of preferred stock issued and outstanding. The Cboe Global Markets charter authorizes the Cboe Global Markets board to issue these shares in one or more series, to determine the designations and the powers, preferences and rights and the qualifications, limitations and restrictions thereof, including the dividend rights, conversion or exchange rights, voting rights (including the number of votes per share), redemption rights and terms, liquidation preferences, sinking fund provisions and the number of shares constituting the series. The terms of any shares of preferred stock offered pursuant to this prospectus will be set forth in an applicable prospectus supplement.
Subject to the rights of the holders of any series of preferred stock, the number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by resolution adopted by the Cboe Global Markets board and approved by the affirmative vote of the holders of a majority of the votes entitled to be cast by the holders of the then-outstanding shares of Cboe Global Markets stock entitled to vote on the matter, voting together as a single class.
Ownership and Voting Limits on Cboe Global Markets Common Stock
The Cboe Global Markets charter places certain ownership and voting limits on the holders of Cboe Global Markets common stock:
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No person (either alone or together with its related persons) may beneficially own directly or indirectly shares of Cboe Global Markets stock representing in the aggregate more than 20% of the then-outstanding shares of Cboe Global Markets stock; and

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No person (either alone or together with its related persons) is entitled to vote or cause the voting of shares of Cboe Global Markets stock beneficially owned directly or indirectly by that person or those related persons to the extent that those shares would represent in the aggregate more than 20% of the total number of votes entitled to be cast on any matter.

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The term “related persons” means, with respect to any person:

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all “affiliates” (as such term is defined in Rule 12b-2 under the Exchange Act) of such person;

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any person associated with a member (as the phrase “person associated with a member” is defined under Section 3(a)(21) of the Exchange Act);

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any two or more persons that have any agreement, arrangement or understanding (whether or not in writing) to act together for the purpose of acquiring, voting, holding or disposing of shares of the capital stock of Cboe Global Markets;

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in the case of a person that is a company, corporation or similar entity, any executive officer (as defined under Rule 3b-7 of the Exchange Act) or director of such person and, in the case of a person that is a partnership or a limited liability company, any general partner, managing member or manager of such person, as applicable;

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in the case of a person that is a natural person, any relative or spouse of such natural person, or any relative of such spouse who has the same home as such natural person or who is a director or officer of Cboe Global Markets or any of Cboe Global Markets’ parents or subsidiaries;

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in the case of a person that is an executive officer (as defined under Rule 3b-7 under the Exchange Act), or a director of a company, corporation or similar entity, such company, corporation or entity, as applicable; and

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in the case of a person that is a general partner, managing member or manager of a partnership or limited liability company, such partnership or limited liability company, as applicable.

Unless certain requirements are satisfied, in the event that a person, either alone or together with its related persons, beneficially owns shares of Cboe Global Markets stock representing more than 20% of the then-outstanding shares of Cboe Global Markets stock, Cboe Global Markets will be obligated to redeem promptly, at a price equal to the par value of such shares of stock and to the extent that funds are legally available for such redemption, that number of shares of Cboe Global Markets stock necessary so that such person, together with its related persons, will beneficially own, directly or indirectly, shares of Cboe Global Markets stock representing in the aggregate no more than 20% of the outstanding shares of stock, after taking into account that such redeemed shares will become treasury shares and will no longer be deemed to be outstanding.
If any person (either alone or together with its related persons) is party to any agreement or arrangement relating to shares of Cboe Global Markets stock entitled to vote on any matter with any other person (either alone or together with its related persons) under circumstances that would result in shares of Cboe Global Markets stock that would be subject to such agreement or arrangement not being voted on any matter, or the withholding of any proxy relating thereto, where the effect of such agreement or arrangement would be to enable any person with the right to vote any shares of Cboe Global Markets common stock, but for Article Sixth of the Cboe Global Markets charter, to vote or have the right to vote more than 20% of the outstanding votes entitled to be cast, then the person with such right to vote will not be entitled to vote (either alone or together with its related persons) to the extent that such shares represent more than the “recalculated voting limitation,” which means 20% of the number of then-outstanding votes assuming that all shares of stock subject to such agreement or arrangement are not outstanding votes entitled to be cast. Cboe Global Markets is required to disregard any votes purported to be cast in excess of the recalculated voting limitation.
The Cboe Global Markets board may waive the provisions regarding ownership and voting limits by a resolution expressly permitting this ownership or voting (which resolution must be filed with and approved by the SEC prior to being effective), subject to a determination of the Cboe Global Markets board that:
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the acquisition of beneficial ownership in excess of the ownership limits or exercise of voting rights in excess of the voting limits or entering into such agreement or other arrangement will not impair the ability of Cboe Global Markets or any national securities exchange controlled, directly or indirectly by Cboe Global Markets, including, but not limited to Cboe (each, a “Regulated Securities Exchange Subsidiary”) to discharge its responsibilities under the Exchange Act and the rules and regulations thereunder and is otherwise in the best interests of Cboe Global Markets and its stockholders and the Regulated Securities Exchange Subsidiaries;

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the acquisition of beneficial ownership in excess of the ownership limits or exercise of voting rights in excess of the voting limits will not impair the SEC’s ability to enforce the Exchange Act;

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neither the person obtaining the waiver nor any of its related persons is subject to any statutory disqualification (as defined in Section 3(a)(39) of the Exchange Act) if such person is seeking to obtain a waiver above the applicable ownership or voting percentage level; and

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for so long as Cboe Global Markets directly or indirectly controls a Regulated Securities Exchange Subsidiary, neither the person obtaining the waiver nor any of its related persons is a Trading Permit Holder (as defined in the bylaws of any Regulated Securities Exchange Subsidiary) or a related person of such Trading Permit Holder.

In making these determinations, the Cboe Global Markets board may impose conditions and restrictions on the relevant stockholder or its related persons that it deems necessary, appropriate or desirable in furtherance of the objectives of the Exchange Act and the governance of Cboe Global Markets.
The voting limitation does not apply to a solicitation of a revocable proxy by Cboe Global Markets or by Cboe Global Markets’ directors or officers on its behalf and also does not apply to a solicitation of a revocable proxy by a stockholder in accordance with Regulation 14A under the Exchange Act. This exception, however, does not apply to a solicitation by a stockholder pursuant to Rule 14a-2(b)(2) under the Exchange Act, which permits a solicitation made otherwise than on behalf of Cboe Global Markets where the total number of persons solicited is not more than ten.
The Cboe Global Markets charter also provides that the Cboe Global Markets has the right to require any person and its related persons that the Cboe Global Markets board reasonably believes to be subject to the voting or ownership restrictions summarized above, and any stockholder (including its related persons) that at any time beneficially owns 5% or more of Cboe Global Markets’ then-outstanding capital stock entitled to vote on any matter (and has not reported that ownership to Cboe Global Markets), to provide to Cboe Global Markets complete information as to all shares of Cboe Global Markets stock that such stockholder and it related persons beneficially owns, as well as any other factual matter relating to the applicability to such stockholder of the voting and ownership requirements outlined above as may reasonably be requested.
Certain Provisions of Our Charter and Bylaws
The Cboe Global Markets charter and Cboe Global Markets bylaws include a number of anti-takeover provisions that may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with the Cboe Global Markets board rather than pursue non-negotiated takeover attempts. These provisions include:
•
Advance Notice Requirements.   The Cboe Global Markets bylaws establish advance notice procedures with regard to the nomination by stockholders of candidates for election as directors or the proposal by stockholders of business to be brought before meetings of stockholders. These procedures provide that notice of stockholder nominations and proposals must be timely and given in writing to the Cboe Global Markets’ corporate Secretary. Generally, to be timely, notice must be received at the Cboe Global Markets’ principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. The notice must contain the information required by the Cboe Global Markets bylaws, including information regarding the nominee and the nominating stockholder or the proposal and the proponent, as applicable.

•
Special Meetings of Stockholders.   The Cboe Global Markets bylaws provide that special meetings of stockholders may be called at any time by only the Chairman of the Board, the Chief Executive Officer, the President or the board of directors pursuant to a resolution adopted by the affirmative vote of a majority of the total number of directors then in office. Special meetings may not be called by any other person or persons.

•
No Written Consent of Stockholders.   The Cboe Global Markets charter and Cboe Global Markets bylaws provide that any action required or permitted to be taken by stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing by such stockholders.

•
Amendment of Bylaws.   The Cboe Global Markets board may amend or repeal the Cboe Global Markets bylaws. Cboe Global Markets stockholders may adopt, amend or repeal any provisions of the Cboe Global Markets bylaws by obtaining the affirmative vote of the holders of a majority of the votes entitled to be cast by the holders of the then-outstanding shares of the Cboe Global Markets’ capital stock entitled to vote generally in the election of directors, voting together as a single class. However, for so long as Cboe Global Markets controls, directly or indirectly, any Regulated Securities Exchange Subsidiary, before any amendment or repeal of any provision of Cboe Global Markets bylaws is effective, such amendment or repeal must be submitted to the board of directors of each Regulated Securities Exchange Subsidiary and if such amendment or repeal must be filed with or filed with and approved by the SEC, then such amendment or repeal will not become effective until filed with or filed with and approved by the SEC, as the case may be.

•
Preferred Stock.   The Cboe Global Markets board could, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of common stock and which could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, a majority of Cboe Global Markets’ outstanding common stock. See “— Preferred Stock” above.

Business Combinations with Interested Stockholders
Cboe Global Markets is subject to Section 203 of the DGCL, which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any “business combination” (as defined below) with any interested stockholder for a period of three years following the time that such stockholder became an interested stockholder, unless: (1) prior to such time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (2) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (x) by persons who are directors and also officers and (y) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (3) at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2∕3% of the outstanding voting stock that is not owned by the interested stockholder.
Section 203 of the DGCL defines generally “business combination” to include: (1) any merger or consolidation involving the corporation and the interested stockholder; (2) any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder; (3) subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; (4) any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or (5) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation. In general, Section 203 of the DGCL defines an “interested stockholder” as any entity or person who, together with such entity or person’s associates and affiliates, beneficially owns 15% or more of the outstanding voting stock of the corporation.
Limitations on Liability and Indemnification of Officers and Directors
The Cboe Global Markets charter limits the liability of its officers and directors and provides that Cboe Global Markets will indemnify its officers and directors, in each case, to the fullest extent permitted by the DGCL.

DESCRIPTION OF DEBT SECURITIES
The debt securities will be issued under an indenture dated as of January 12, 2017, by and between Cboe Global Markets and Wells Fargo Bank National Association, as trustee. We have summarized selected provisions of the indenture and the debt securities below. This summary is not complete and is qualified in its entirety by reference to the indenture. If you would like more information on the provisions of the indenture, you should review the indenture, which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. You should carefully read the summary below, the applicable prospectus supplement and the provisions of the indenture before investing in our debt securities.
General
We may issue debt securities, at any time and from time to time, in one or more series without limitation on the aggregate principal amount. We may, from time to time, without giving notice to or seeking the consent of the holders or beneficial owners of debt securities of any series outstanding, “reopen” that series of debt securities by issuing additional debt securities of that series having the same ranking, interest rate, maturity and other terms (except for the issue date, issue price and, in some cases, the first interest payment date, and the date from which interest will begin to accrue) as the debt securities of that outstanding series. We will not, however, issue such additional debt securities of any series with the same CUSIP number as the outstanding series of debt securities if they are not fungible for U.S. federal income tax purposes with the outstanding series of debt securities. Any such additional debt securities will constitute part of the same series as such outstanding debt securities.
Any series of debt securities that we issue will be unsecured and will be either senior debt securities or subordinated debt securities. The terms of any series of debt securities will be set forth in (or determined in accordance with) a resolution of our board of directors or in a supplement to the indenture relating to that series. The terms of our debt securities will include those set forth in the indenture and those made a part of the indenture by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
A supplement to this prospectus will describe specific terms relating to any series of debt securities being offered. If any particular terms of the debt securities described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus. These terms will include some or all of the following:
•
the title of the series of debt securities and whether such debt securities are senior or subordinated;

•
any limit on the aggregate principal amount of the series;

•
the date or dates, or the method by which such date or dates will be determined or extended, of maturity;

•
the interest rate or rates, if any (which may be fixed or variable), or the formula or method by which such rate or rates shall be determined, the date or dates from which any such interest shall accrue, or the method by which such date or dates shall be determined, interest payment dates and corresponding record dates, our right, if any, to defer or extend such interest payment dates and the corresponding record dates, or the method by which such date or dates shall be determined, and the basis upon which interest shall be calculated if other than on the basis of a 360-day year of twelve 30-day months;

•
the place or places, if any, other than the corporate trust office of the trustee where the principal of (and premium, if any) and interest, if any, on the debt securities of the series shall be payable, where any debt securities of the series may be surrendered for registration of transfer, where debt securities of the series that are convertible or exchangeable may be surrendered for conversion or exchange, as applicable, and, if different than the location specified in the indenture, the place or places where notices or demands to or upon the Company in respect of the debt securities of the series and the indenture may be served;

•
the period or periods within which, the price or prices at which, the currency in which, and other terms and conditions upon which, debt securities of the series may be redeemed, in whole or in part, at our option, if we are to have that option;

•
our obligation, if any, to redeem, repay or purchase debt securities of the series pursuant to any sinking fund or analogous provision or at the option of a holder thereof, and the period or periods within which or the date or dates on which, the price or prices at which, the currency in which, and other terms and conditions upon which, debt securities of the series shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

•
if other than minimum denominations of $2,000 and integral multiples of $1,000 above such minimum denomination, the denomination or denominations in which any debt securities of the series shall be issuable;

•
if other than the trustee, the identity of each security registrar and/or paying agent;

•
if other than the principal amount thereof, the portion of the principal amount of debt securities of the series that shall be payable upon an acceleration of the maturity thereof, upon redemption of the debt securities of the series which are redeemable before their stated maturity or upon surrender for repayment at the option of the holder thereof or which the trustee shall be entitled to claim pursuant the indenture or the method by which such portion shall be determined;

•
if other than the United States dollar, the currency or currencies in which payment of the principal of (or premium, if any) or interest, if any, on the debt securities of the series shall be made or in which the debt securities of the series shall be denominated and the particular provisions applicable thereto in accordance with, in addition to or in lieu of any of the provisions the indenture;

•
whether the amount of payments of principal of (or premium, if any) or interest, if any, on the debt securities of the series may be determined with reference to an index, formula or other method and the manner in which such amounts shall be determined;

•
whether the principal of (or premium, if any) or interest, if any, on the debt securities of the series are to be payable, at the election of the Company or a holder thereof, in a currency other than that in which such debt securities are denominated or stated to be payable, the period or periods within which (including the election date), and the terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the currency in which such debt securities are denominated or stated to be payable and the currency in which such debt securities are to be so paid, in each case in accordance with, in addition to or in lieu of any of the provisions of the indenture;

•
the designation of the initial exchange rate agent, if any, or any depositaries;

•
whether the legal defeasance and/or covenant defeasance provisions are not applicable to the debt securities of the series and any provisions in modification of, in addition to or in lieu of any of the legal defeasance and covenant defeasance provisions of the indenture that shall be applicable to the debt securities of the series;

•
provisions, if any, granting special rights to the holders of debt securities of the series upon the occurrence of such events as may be specified;

•
any deletions from, modifications of or additions to the Events of Default or covenants of the Company with respect to debt securities of the series, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth in the indenture;

•
whether debt securities of the series are to be issuable initially in temporary global form, whether debt securities of the series are to be issuable in permanent global form and, if so, whether beneficial owners of interests in any such permanent global debt security may exchange such interests for definitive debt securities of the series of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in the indenture, and if debt securities of the series are to be issuable in global form, the identity of any depositary therefor;

•
the date as of which any temporary global debt security representing outstanding debt securities of the series shall be dated if other than the date of original issuance of the first debt security of the series to be issued;

•
the person to whom any interest on any debt security of the series shall be payable, if other than the holder as of the record date, and the extent to which, or the manner in which, any interest payable on a temporary global debt security on an interest payment date will be paid, and the extent to which, or the manner in which, any interest payable on a permanent global security will be paid if other than in the manner provided in the indenture;

•
if debt securities of the series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary debt security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and/or terms of such certificates, documents or conditions;

•
if the debt securities of the series are to be issued upon the exercise of warrants, the time, manner and place for such debt securities to be authenticated and delivered;

•
whether, under what circumstances and the currency in which the Company will pay additional amounts to any holder on the debt securities of the series in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts;

•
if the debt securities of the series are to be convertible into or exchangeable for any other securities, the terms and conditions upon which such debt securities will be so convertible or exchangeable;

•
whether the debt securities of the series are subject to subordination and, if so, the terms of such subordination; and

•
any other terms, conditions, rights and preferences (or limitations on such rights and preferences) relating to the series consistent with the Trust Indenture Act and the indenture.

We may purchase debt securities at any time in the open market or otherwise. Debt securities we purchase may, in our discretion, be held or resold, canceled or used by us to satisfy any sinking fund or redemption requirements.
Debt securities bearing no interest or interest at a rate which, at the time of issuance, is below the prevailing market rate may be sold at a substantial discount below their stated principal amount. Special United States federal income tax considerations applicable to any of these discounted debt securities (or to certain other debt securities issued at par which are treated as having been issued at a discount for United States federal income tax purposes) will be described in the applicable prospectus supplement.
Denominations, Registration, Transfer and Exchange
Unless otherwise specified in the applicable prospectus supplement, the debt securities of any series will be issued only as registered securities, in global form and in minimum denominations of $2,000 and integral multiples of $1,000 above such minimum denomination, and will be payable only in U.S. dollars. For more information regarding debt securities issued in global form, see “— Book-Entry Securities” below.
Debt securities of any series (other than debt securities in global form) will be exchangeable for other debt securities of the same series in the same aggregate principal amount and having the same stated maturity date and other terms and conditions. Upon surrender for registration of transfer of any debt security of any series at the office or agency maintained for that purpose, we will execute, and the trustee will authenticate and deliver, in the name of the designated transferee, one or more new debt securities of the same series in the same aggregate principal amount of any authorized denominations. We may not impose any service charge, other than any required tax or other governmental charge, on the transfer or exchange of debt securities.

We will not be required to (i) issue, register the transfer of or exchange debt securities of any series during the period of 15 days before sending a notice of redemption of debt securities of that series and ending on the date of sending the relevant notice of redemption of such series, (ii) register the transfer of or exchange any debt security so selected for redemption in whole or in part, except for the unredeemed portion of any debt security being redeemed in part or (iii) issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except any portion of such debt security not to be so repaid.
Payment and Paying Agents
We will maintain an office or agency where debt securities of a series may be presented or surrendered for payment or for registration of transfer or exchange and where holders may serve us with notices and demands in respect of the debt securities of that series and the indenture. Unless otherwise specified in the applicable prospectus supplement, the trustee’s corporate trust office will be the office at which such presentations, surrenders, notices and demands may be made.
We will give written notice to the trustee of the location, and any change in the location, of such office or agency. If we fail to maintain any required office or agency or fail to furnish the trustee with the address of such office or agency, presentations, surrenders, notices and demands may be made or served at the corporate trust office of the trustee.
The principal of, and premium (if any) and interest on, the debt securities of any series will be payable at the office or agency maintained by us for that purpose; provided that payments of interest may be made at our option by check mailed to the address of the persons entitled thereto or by wire transfer to an account maintained by the payee located in the United States.
Restrictive Covenants
We will describe any restrictive covenants applicable to any series of debt securities in the prospectus supplement for the offering of such debt securities.
Certain Definitions
Set forth below is a summary of certain defined terms as used in the indenture. See Article One of the indenture for the full definition of all such terms.
“GAAP” means U.S. generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other successor entities as have been sanctioned and approved by the SEC, approved by a significant segment of the accounting profession, that are applicable at the date of any relevant calculation or determination.
“Indebtedness” means any indebtedness (whether being principal, premium, interest or other amounts) for or in respect of any notes, bonds, debentures or other instruments for money borrowed, any borrowed money under any lease required to be capitalized under GAAP as in effect on the issue date or any liability under or in respect of any banker’s acceptance (other than a daylight overdraft).
“Person” means any individual, partnership, corporation, limited liability company, joint stock company, business trust, trust, unincorporated association, joint venture or other entity, or a government or political subdivision or agency thereof.
“Significant Subsidiary” means, as of any determination date, any Subsidiary of Cboe Global Markets that satisfies the criteria for a “Significant Subsidiary” set forth in Rule 1-02(w) of

Regulation S-X under the Exchange Act as of the end of the most recently concluded fiscal quarter for which financial statements are available.
“Subsidiary” means, as applied, with respect to any Person, any corporation, partnership or other business entity of which, in the case of a corporation, more than 50.0% of the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation has or might have voting power upon the occurrence of any contingency), or, in the case of any partnership or other legal entity, more than 50.0% of the ordinary equity capital interests, is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.
“U.S. Government Obligation” means (a) any security that is (i) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case (i) or (ii), is not callable or redeemable at the option of the issuer thereof; and (b) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation specified in clause (a), which U.S. Government Obligation is held by such custodian for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any such U.S. Government Obligation; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.
Events of Default
Under the indenture, “Event of Default” means, with respect to any series of debt securities:
(1)
failure to pay any interest when due and payable, which failure continues for a period of 30 calendar days;

(2)
failure to pay principal of (or premium, if any, on) any debt security of such series, when due and payable;

(3)
failure to make any sinking fund payment when due and payable;

(4)
our failure to perform, or breach of, any of the covenants or warranties in the indenture (other than a covenant or warranty included therein solely for the benefit of a series of debt securities other than the applicable series of debt securities), which failure or breach continues for a period of 90 calendar days after we have been notified of such failure or breach as provided in the indenture;

(5)
any nonpayment at maturity or other default (beyond any applicable grace period) of any other outstanding Indebtedness of the Company having an aggregate unpaid principal amount of at least $150,000,000, which default continues beyond any applicable grace period and results in the acceleration of the maturity of such Indebtedness prior to its stated maturity or occurs at the final maturity thereof, unless such nonpayment or default has been cured or waived or such Indebtedness has been discharged in full within a period of 60 calendar days after we have been notified of such nonpayment or default as provided on the indenture;

(6)
the entry of one or more final judgments for the payment of money against us or any of our Significant Subsidiaries in excess of $150,000,000 individually or in the aggregate above available insurance or indemnity coverage that is not paid, discharged or otherwise stayed (by appeal or otherwise) within a period of 45 calendar days after the entry of such judgments;

(7)
specified events of bankruptcy, insolvency or reorganization involving the Company; and

(8)
any other Event of Default described in the applicable prospectus supplement.

The trustee will be required, within 90 calendar days after the occurrence of a default in respect of any series of debt securities, to give to the holders notice of all such uncured defaults known to it, except that:
•
in the case of a default in the performance of any covenant of the character contemplated in clause (4) above, no such notice to holders will be given until at least 30 calendar days after the occurrence of such default; and

•
other than in the case of a default of the character contemplated in clause (1), (2) or (3) above, the trustee may withhold such notice if and so long as it in good faith determines that the withholding of such notice is in the interest of the holders of the applicable series of debt securities.

If an Event of Default described in clause (7) above occurs, the principal of, and any premium and accrued interest on the applicable series of debt securities will become immediately due and payable without any declaration or other act on the part of the trustee or any holder. If any other Event of Default occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the applicable series, by notice as provided in the indenture (with a copy to the trustee if given by the holders), may declare the principal amount of the series of debt securities to be due and payable immediately. However, at any time after a declaration of acceleration with respect to the applicable series of debt securities has been made, but before a judgment or decree based on such acceleration has been obtained, the holders of a majority in principal amount of the outstanding debt securities of such series may, under specified circumstances, rescind and annul such acceleration and waive any past defaults or Events of Default.
The indenture limits the right to institute legal proceedings. No holder of any debt security of any series has any right to institute any proceeding with respect to the indenture or for any remedy thereunder unless:
•
such holder has previously given to the trustee written notice of a continuing Event of Default;

•
the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series have also made a written request to the trustee to institute proceedings;

•
such holder or holders have offered security or indemnity satisfactory to the trustee to institute the proceeding as trustee;

•
the trustee has failed to institute such proceeding within 60 calendar days after receipt of the written request and offer of indemnity; and

•
during such 60-day period, the trustee has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of such series a direction inconsistent with the written request.

However, the limitations described above will not apply to a suit instituted by a holder of any debt security for enforcement of payment of the principal of, and any premium or interest on, such debt security on or after the applicable due dates expressed in such debt security.
The indenture contains a covenant that we will furnish to the trustee annually a statement as to the performance of our obligations under the indenture and as to any default in such performance. We will also be required to notify the trustee promptly, but in no event later than 30 business days, upon becoming aware of any event which after notice or lapse of time or both would become an Event of Default under clauses (4) or (6) above.
The indenture contains provisions entitling the trustee, subject to the duty of the trustee during an Event of Default to act with the required standard of care, to be indemnified by the holders of the debt securities outstanding thereunder before proceeding to exercise any right or power under the indenture at the request or direction of the holders of such debt securities. The indenture also provides that the holders of a majority in principal amount of the outstanding debt securities of any series or of a majority in principal amount of all outstanding debt securities affected may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercise any trust or power conferred on the trustee; provided that (i) such direction does not conflict with any rule of law or the indenture, (ii) the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction and (iii) the trustee need not take any action which might involve it in personal liability or, with respect to actions relating to the outstanding debt securities of any one series, that is unduly prejudicial to the rights of holders of debt securities of the affected series not joining in the giving of such direction (it being understood that the trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such holders).
Modification of the Indenture
With the consent of the holders of a majority of the principal amount of all outstanding debt securities of a series, we may enter into a supplemental indenture that will then be binding upon that series. However, no change in a series of debt securities may be made in this way that:
•
changes the maturity date of the principal of (or premium, if any) or any installment of principal of or interest on any debt security of such series or the terms of any sinking fund with respect to any debt security of such series;

•
reduces the principal amount on any debt security of such series (or premium, if any) or the rate of interest (or manner of calculating the rate of interest), if any, thereon, or any premium payable upon the redemption thereof, or repayment thereof at the option of the holder thereof, or the date(s) or period(s) for any redemption or repayment thereof, or changes any obligation to pay additional amounts contemplated by the indenture, or reduces the amount of the principal of an original issue discount security of such series that would be due and payable upon an acceleration of the maturity thereof, or upon the redemption thereof, or the amount thereof provable in bankruptcy;

•
adversely affects any right of repayment at the option of any holder of any debt security of such series, or changes any place of payment where, or the currency in which, any debt security of such series is payable;

•
impairs the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption or repayment at the option of the holder, on or after the redemption date or repayment date, as the case may be);

•
modifies the provisions of the indenture with respect to the mandatory redemption of the debt securities of such series or the repayment of the debt securities of such series at the option of the holder in a manner adverse to any holder of any debt securities of such series;

•
adversely affects any right to convert or exchange any debt security as may be provided in the indenture; or

•
reduces the percentage in principal amount of the outstanding debt securities of any series the consent of whose holders is required for any such supplemental indenture or for any waiver of compliance with certain provisions of the indenture which affects such series or certain defaults applicable to such series and their consequences provided for in the indenture, or reduces the requirements set forth in the indenture for quorum or voting with respect to debt securities of such series.

In addition, we may modify the indenture without the consent of the holders to, among other things:
•
add covenants or Events of Default;

•
change or eliminate provisions of the indenture so long as such changes become effective only when there is no outstanding debt security of any series which is entitled to the benefit of any such provision;

•
make any change that would provide any additional rights or benefits to the holders of debt securities or that does not adversely affect in any material respect the legal rights under the indenture of any such holder;

•
provide for the issuance of additional debt securities of any series in compliance with and in accordance with the limitations set forth in the indenture;

•
comply with the rules of any applicable securities depository; and

•
cure any ambiguity or omission or correct or supplement any provision which may be defective or inconsistent with any other provision contained in the indenture, or to make any other provisions with respect to matters or questions arising under the indenture, so long as such action shall not adversely affect the interests of the holders of debt securities of any series in any material respect.

Defeasance
Unless otherwise provided in the applicable prospectus supplement, the following provisions shall apply to each series of debt securities.
With respect to any series of debt securities, except as described below, upon compliance with the applicable requirements of the indenture described below:
(1)
we will be deemed to have been discharged from our obligations with respect to the debt securities of such series; or

(2)
we will be released from our obligations to comply with certain covenants with respect to the debt securities of such series, and the occurrence of an event described in any of clauses (3), (4), (5), (6) and (8) under “— Events of Default” above will no longer be an Event of Default with respect to the debt securities of such series, except to the limited extent described below.

This is referred to as “legal defeasance” and “covenant defeasance,” respectively.
Following any defeasance described in clause (1) or (2) above, we will continue to have specified obligations under the indenture, including obligations to register the transfer or exchange of the debt securities of such series; replace destroyed, stolen, lost, or mutilated debt securities of such series; maintain an office or agency in respect of the debt securities of such series; hold funds for payment to holders of debt securities of such series in trust; to pay additional amounts with respect to temporary debt securities and to compensate and reimburse the trustee.
In order to effect any defeasance described in clause (1) or (2) above, we must irrevocably deposit with the trustee, in trust, cash, U.S. Government Obligations or a combination thereof that through the scheduled payment of principal and interest in accordance with their terms will provide, without reinvestment, money in an amount sufficient to pay all of the principal of, and any premium and interest on, the debt securities of such series on the dates such payments are due in accordance with the terms of the debt securities of such series. In addition, the following conditions must be satisfied:
•
no Event of Default or event with which the giving of notice or lapse of time, or both, would become an Event of Default under the indenture shall have occurred with respect to the debt securities of such series and be continuing on the date of such deposit;

•
in the event of defeasance described in clause (1) above, we shall have delivered to the trustee an opinion of counsel to the effect that (a) we have received from, or there has been published by, the IRS a ruling or (b) there has been a change in applicable U.S. federal income tax law, in either case to the effect that, among other things, the holders of the outstanding debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amount, in the same manner, and at the same times as if such deposit, defeasance and discharge had not occurred;

•
in the event of any defeasance in clause (2) above, we shall have delivered to the trustee an opinion of counsel to the effect that the holders of the outstanding debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit or defeasance and will be subject to U.S. federal income tax on the same amount, in the same manner, and at the same times as if such deposit or defeasance had not occurred;

•
notwithstanding any other conditions stated in the indenture, such legal defeasance or covenant defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations in connection therewith pursuant to terms of the debt securities of such series;

•
we shall have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance have been complied with; and

•
we shall have delivered to the trustee a certificate from a nationally recognized firm of independent accountants, or other person acceptable to the trustee, expressing their opinion that the payments of principal and interest when due on the deposited U.S. Government Obligations without reinvestment plus any deposited money without investment will provide the cash at such times and in such amounts as will be sufficient to pay the principal of and any premium and interest when due on the debt securities of such series or on any earlier date or dates on which the debt securities of such series will be subject to repurchase at the option of the holder.

If we fail to comply with our remaining obligations under the indenture after a defeasance with respect to the debt securities of such series as described under clause (2) above and the debt securities of such series are declared due and payable because of the occurrence of any undefeased Event of Default, the amount of cash and/or U.S. Government Obligations on deposit with the trustee may be insufficient to pay amounts due on the debt securities of such series at the time of the acceleration resulting from such Event of Default. If such a failure occurs, we will remain liable in respect of such payments.
Satisfaction and Discharge
The indenture will cease to be of any further effect with respect to any series of debt securities if:
•
all debt securities of such series have (subject to certain exceptions) been delivered to the trustee for cancellation; or

•
all debt securities of such series and, in the case of the following clause (i) or (ii), not previously delivered to the trustee for cancellation, (i) have become due and payable, (ii) will become due and payable at their stated maturity within one year or (iii) if redeemable at our option, are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and at our expense, and, in the case of each of clauses (i), (ii) and (iii) above, we have irrevocably deposited or caused to be deposited with the trustee as trust funds in trust for such purpose an amount, in the currency in which such debt securities of such series are payable, sufficient to pay and discharge the entire indebtedness of such debt securities at stated maturity or upon redemption, as the case may be, of such debt securities of such series not previously delivered to the trustee for cancellation, for principal, premium (if any) and interest to the stated maturity or redemption date, as the case may be;

and, in either case, we also will pay or cause to be paid all other sums payable under the indenture or such debt securities by us with respect to the debt securities of such series and satisfy certain other conditions specified in the indenture.
This is referred to as “satisfaction and discharge.”

Book-Entry Securities
The debt securities of a series will be represented by one or more global securities. Unless otherwise indicated in the applicable prospectus supplement, the global security representing the debt securities of a series will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (“DTC”), or other successor depositary we appoint and registered in the name of the depositary or its nominee. Unless and until it is exchanged in whole or in part for individual certificates evidencing debt securities, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary. The debt securities will not be issued in definitive form unless otherwise provided in the prospectus supplement.
We anticipate that DTC will act as depositary for the debt securities. The debt securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee). One fully-registered global security will be issued with respect to each $500 million of principal amount of debt securities of a series, and an additional certificate will be issued with respect to any remaining principal amount of debt securities of such series. So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by that global security for all purposes under the indenture. Neither we nor the trustee has any responsibility or liability for any act or omission of DTC.
DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC, in turn, is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to indirect participants such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.
Purchases of debt securities through the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each debt security will be recorded on the direct and indirect participants’ records. These beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive a written confirmation providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which such beneficial owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of a book-entry system for the debt securities is discontinued.
To facilitate subsequent transfers, all debt securities deposited by participants with DTC are registered in the name of Cede & Co (DTC’s partnership nominee). The deposit of debt securities with DTC and their registration in the name of Cede & Co. will not change the beneficial ownership of the debt securities. DTC has no knowledge of the actual beneficial owners of the debt securities; DTC’s records reflect only the identity of the direct participants to whose accounts the debt securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.
Any notices required to be given to the holders while the debt securities are represented by a global security will be given to DTC. Conveyances of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
In the case of a redemption where less than all of the debt securities of a series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such series to be redeemed.
In any case where a vote may be required with respect to the debt securities of any series, neither DTC nor Cede & Co. will consent or vote with respect to such debt securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the debt securities of the series are credited on the record date (identified in a listing attached to the omnibus proxy).
Principal of, and premium (if any) and interest on, the debt securities will be paid to Cede & Co., as nominee of DTC. DTC’s practice is to credit direct participants’ accounts, upon DTC’s receipt of funds and corresponding detailed information from us or the trustee, on the applicable payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of that participant and not of DTC, the trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium (if any) and interest to Cede & Co. is the responsibility of us or, if we have provided funds to the trustee, the trustee. Disbursement of payments from Cede & Co. to direct participants is DTC’s responsibility. Disbursement of payments to beneficial owners is the responsibility of direct and indirect participants.
In any case where we have made a tender offer for the purchase of any debt securities, a beneficial owner must give notice through a participant to a tender agent to elect to have its debt securities purchased or tendered. The beneficial owner must deliver debt securities by causing the direct participants to transfer the participant’s interest in the debt securities, on DTC’s records, to a tender agent. The requirement for physical delivery of debt securities in connection with an optional tender or a mandatory purchase is satisfied when the ownership rights in the debt securities are transferred by direct participants on DTC’s records and followed by a book-entry credit of tendered debt securities to the tender agent’s account.
DTC may discontinue providing its services as depositary for the debt securities at any time by giving reasonable notice to us or the trustee. Under these circumstances, if a successor depositary is not obtained, then debt security certificates must be delivered.
We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary). In that event, debt security certificates will be delivered.
Governing Law; Jury Trial Waiver
The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York. The indenture is subject to the provisions of the Trust Indenture Act that are required to be part thereof and shall, to the extent applicable, be governed by such provisions; provided that if any provision of the indenture modifies any Trust Indenture Act provision that may be so modified, such Trust Indenture Act provision shall be deemed to apply to the indenture as so modified; provided further that if any provision of the indenture excludes any Trust Indenture Act provision that may be so excluded, such Trust Indenture Act provision shall be excluded from the indenture.
The indenture provides that we and the trustee, and each holder of a debt security by its acceptance thereof, irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated by the indenture.
Regarding the Trustee
Wells Fargo Bank, National Association, or any successor thereto, will serve as trustee under the indenture. Wells Fargo Bank, National Association is one of a number of banks with which we maintain ordinary banking relationships.
The trustee under the indenture may resign with respect to one or more series of debt securities upon 30 days’ written notice to the Company or may be removed with respect to any series of debt securities upon 30 days’ written notice by act of the holders of a majority in principal amount of outstanding debt securities of such series and a successor trustee may be appointed to act with respect to each such series. In the event that two or more persons are acting as trustee with respect to different series of debt securities under the indenture, each such trustee shall be a trustee under the indenture with respect to such different series separate and apart from the series administered by any other such trustee, and any action described herein to be taken by the trustee may then be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee.
DESCRIPTION OF WARRANTS
The terms of any warrants to purchase securities to be offered pursuant to this prospectus and a description of the material provisions of any applicable warrant agreement relating to such warrants will be set forth in an applicable prospectus supplement.
DESCRIPTION OF SUBSCRIPTION RIGHTS
We may issue subscription rights to purchase shares of our common stock, shares of our preferred stock or our debt securities. We may issue subscription rights independently or together with any other offered security, which may or may not be transferable by the stockholder. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering. The prospectus supplement relating to any subscription rights we may offer will contain the specific terms of the subscription rights.
DESCRIPTION OF DEPOSITARY SHARES
We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do, we will issue to the public receipts for depositary shares, and each of these depositary shares will represent a fraction of a share of a particular series of preferred stock. Each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of preferred stock underlying that depositary share, to all rights and preferences of the preferred stock underlying that depositary share. Those rights include dividend, voting, redemption and liquidation rights.

The shares of preferred stock underlying the depositary shares will be deposited with a depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts evidencing the depositary shares. The depositary will be a bank or trust company selected by us, having its principal office in the United States of America and a combined capital and surplus of at least $50 million. The depositary will also act as the transfer agent, registrar and dividend disbursing agent for the depositary shares.
The following is a summary of the most important terms of the depositary shares. The deposit agreement, our charter and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC will set forth all of the terms relating to the depositary shares.
Dividends and Other Distributions
The depositary will distribute all cash dividends or other cash distributions received relating to the series of preferred stock underlying the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date. The record date for the depositary shares will be the same date as the record date for the preferred stock.
In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution. However, if the depositary determines that it is not feasible to make the distribution, the depositary may, with our approval, adopt another method for the distribution. The method may include selling the property and distributing the net proceeds to the holders.
Liquidation Preference
In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of each depositary share will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.
Redemption of Depositary Shares
If a series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock so redeemed.
Voting the Preferred Stock
Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts underlying the preferred stock. Each record holder of those depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock underlying that holder’s depositary shares. The record date for the depositary shares will be the same date as the record date for the preferred stock. The depositary will try, as far as practicable, to vote the preferred stock underlying the depositary shares in a manner consistent with the instructions of the holders of the depositary receipts. We will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of Preferred Stock
Except as may be provided otherwise in the applicable prospectus supplement, owners of depositary shares are entitled, upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due the depositary, to receive the number of whole shares of preferred stock underlying the depositary shares. Partial shares of preferred stock will not be issued. After any such withdrawal, these holders of preferred stock will not be entitled to deposit the shares of preferred stock under the deposit agreement or to receive depositary receipts evidencing depositary shares for the preferred stock.
Conversion or Exchange of Preferred Stock
If the prospectus supplement relating to depositary shares provides that the deposited preferred stock is convertible into or exchangeable for our capital stock or other securities, the following will apply. The depositary shares, as such, will not be convertible into or exchangeable for any of our securities. Rather, any holder of the depositary shares may surrender the related depositary receipts to the depositary with written instructions to instruct us to cause conversion or exchange of the preferred stock represented by the depositary shares into or for whole shares of our capital stock or other securities, as applicable. Upon receipt of those instructions and any amounts payable by the holder in connection with the conversion or exchange, we will cause the conversion or exchange using the same procedures as those provided for conversion or exchange of the deposited preferred stock. If only some of the depositary shares are to be converted or exchanged, a new depositary receipt or receipts will be issued for any depositary shares not to be converted or exchanged.
Amendment and Termination of Deposit Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended at any time and from time to time by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares will not be effective unless the amendment has been approved by at least a majority of the depositary shares then outstanding.
The deposit agreement may be terminated by us or the depositary only if:
•
all outstanding depositary shares have been redeemed;

•
each share of preferred stock has been converted into or exchanged for common stock; or

•
there has been a final distribution relating to the preferred stock in connection with our dissolution, and that distribution has been made to all the holders of depositary shares.

Charges of Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the preferred stock and the initial issuance of the depositary shares, any redemption of the preferred stock and all withdrawals of preferred stock by owners of depositary shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and certain other charges as provided in the deposit agreement. In certain circumstances, the depositary may refuse to transfer depositary shares, withhold dividends and distributions, and sell the depositary shares evidenced by the depositary receipt, if the charges are not paid.
Reports to Holders
The depositary will forward to the holders of depositary receipts all reports and communications we deliver to the depositary that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary any reports and communications we deliver to the depositary as the holder of preferred stock.
Liability and Legal Proceedings
Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance in good faith of our duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, on information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper persons.
Resignation and Removal of Depositary
The depositary may resign at any time by delivering a notice to us of its election to do so. We may also remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal. In addition, the successor depositary must be a bank or trust company having its principal office in the United States of America and must have a combined capital and surplus of at least $50 million.
DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts, including contracts obligating holders to purchase from, or to sell to, us, and obligating us to sell to, or to purchase from, the holders, a specified number of shares of our common stock, preferred stock or depositary shares at a future date or dates. The price per share of common stock, preferred stock or depositary shares and the number of shares of each may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. The applicable prospectus supplement will describe the terms of the purchase contracts, including, if applicable, collateral or depositary arrangements.
DESCRIPTION OF UNITS
We may issue units consisting of one or more purchase contracts and beneficial interests in any of our securities described in the applicable prospectus supplement, securing the holders’ obligations to purchase the common stock, preferred stock or depositary shares under the purchase contracts. The applicable prospectus supplement will describe the terms of the units, including, if applicable, collateral or depositary arrangements.
PLAN OF DISTRIBUTION
We may sell the securities covered by this prospectus in any of the following ways:
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directly to one or more purchasers;

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through underwriters, dealers or agents;

•
as part of a consent solicitation; or

•
through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any direct purchasers or any underwriters, dealers or agents and their compensation in a prospectus supplement.

We may indemnify the underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments they may be required to make in respect of such liabilities.
LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, legal matters in connection with the securities offered pursuant to this prospectus will be passed upon for us by Jenner & Block LLP, Chicago, Illinois, and for any underwriters or agents by counsel named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements incorporated in this prospectus by reference from the Cboe Global Markets’ Annual Report on Form 10-K, and the effectiveness of Cboe Global Markets’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. In addition, you may obtain copies of some of this information by accessing Cboe Global Markets’ website at www.cboe.com under the heading “About CBOE,” and then under the link “Investor Relations.” However, information located on or accessible from our website is not a part of this prospectus or any accompanying prospectus supplement, other than documents that we file with the SEC that are incorporated or deemed to be incorporated by reference in this prospectus or any accompanying prospectus supplement.
The SEC allows us to “incorporate by reference” in this prospectus information in documents that we file with the SEC, which means that we may disclose important business and financial information to you by referring you to those documents. The information incorporated or deemed to be incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. This prospectus incorporates by reference the documents filed by us with the SEC listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus; provided, however, that we are not incorporating, in each case, any documents, reports or filings, or portions of any documents, reports or filings, deemed to have been furnished and not filed in accordance with SEC rules.
•
Annual Report on Form 10-K for the year ended December 31, 2018 (including those portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 4, 2019 that are incorporated by reference into Part III of such Annual Report on Form 10-K);

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Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2019, June 30, 2019 and September 30, 2019; and

•
Current Reports on Form 8-K filed with the SEC on January 7, 2019, February 14, 2019, May 17, 2019, August 2, 2019 (with respect to Item 5.02 only), August 14, 2019, November 1, 2019

(with respect to Item 4.01 only), November 1, 2019 and December 10, 2019 (with respect to Item 8.01 only).
We will provide you with a copy of any of these filings (other than any exhibit to these filings, unless the exhibit is specifically incorporated by reference into the filing requested) at no cost, if you submit a request to us by writing or telephoning us at the following address or telephone number:
Cboe Global Markets, Inc.
Attn: Investor Relations
400 South LaSalle Street
Chicago, Illinois, 60605
Telephone: (312) 786-5600

$
% Senior Notes due 2030

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers
BofA Securities	Barclays	Deutsche Bank Securities
December   , 2020